RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:

Rachel S. Brown, Esq.
Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, Illinois  60661

DRAFTED BY:   Christopher L. Hartmann, Esq.

NOTICE OF CONFIDENTIALITY RIGHTS:  IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS:  YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER

DEED OF TRUST, SECURITY AGREEMENT AND

FIXTURE FILING

(COLLATERAL INCLUDES FIXTURES)

BY

HINES REIT 2200 ROSS AVENUE LP,

a Delaware limited partnership

as Grantor

TO

ED STOUT,
an individual,
as Trustee

for the benefit of

METROPOLITAN LIFE INSURANCE COMPANY,
a New York corporation,
as Beneficiary

December 20, 2007

DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

DEFINED TERMS

Execution Date: December 20, 2007
Note:  The promissory note made by Grantor dated as of the Execution Date to the order of Metropolitan Life Insurance Company, a New York Corporation in the principal amount of One Hundred Sixty Million and No/00 Dollars ($160,000,000.00) (herein referred to as the “Note”).  The Note has a Maturity Date of January 1, 2013.

Beneficiary & Address:                                                                Metropolitan Life Insurance Company, a New York corporation
10 Park Avenue
Morristown, New Jersey 07962
Attention:  Senior Vice President, Real Estate Investments

With a Copy to:                                                      Metropolitan Life Insurance Company
Two Lincoln Centre, Suite 1310
5420 LBJ Freeway
Dallas, Texas  75240
Attention:  Vice President or Associate General Counsel

Grantor & Address:                                                      Hines REIT 2200 Ross Avenue LP, a Delaware limited partnership
c/o Hines Interests Limited Partnership
2800 Post Oak Blvd., Suite 5000
Houston, Texas 77056
Attention:  Charles N. Hazen

With a Copy to:                                           Hines Interests Limited Partnership
13155 Noel Road
Suite 1850
Dallas, Texas 75240-6849
Attention: Clayton C. Elliot

With a Copy to:                                           Baker Botts L.L.P.
2001 Ross Avenue
Suite 600
Dallas, Texas 75201-2980
Attn:  Joel M. Overton, Jr.

With a Copy to:                                                      Hines REIT 2200 Ross Avenue LP
c/o Hines Interests Limited Partnership
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056
Attention: Jason P. Maxwell

Trustee & Address:Ed Stout, an individual c/o Chicago Title Insurance Company 2001 Bryan Street, Suite 1700 Dallas, Texas 75201
County and State in which the Property is located: Dallas County, State of Texas
Use: office, retail and parking
Insurance:
Full Replacement Cost
Boiler and Machinery: Full Replacement Cost
Business Income: In an amount sufficient to recover twenty-four (24) months Business Income (as defined in Section 3.01(a)(3) hereof)
Ordinance and Law: In the amount of $25,000,000.00.
Windstorm: Full Replacement Cost plus an amount sufficient to recover twenty-four (24) months Business Income and subject to deductibles approved by Beneficiary.
Terrorism: Full Replacement Cost (to the extent commercially available)
Commercial General Liability:  Required Liability Limits: $50,000,000
Address for Insurance Notification:
Metropolitan Life Insurance Company, its affiliates and/or successors and assigns
10 Park Avenue
Morristown, NJ  07962
Attn:  Insurance Risk Manager

Loan Documents:  The Note, this Deed of Trust, the Initial Payment Guaranty, the Pledge and Security Agreement Hines (HF), the Pledge and Security Agreement Hines (GP), the Chase Tower Guaranty and any other documents executed by Grantor and related to the Note and/or this Deed of Trust, including without limitation, the Other Mortgages and Other Notes (each as defined herein) and all renewals, amendments, modifications, restatements and extensions of these documents (except the Indemnity Agreement).  Initial Payment Guaranty: Payment Guaranty dated as of the Execution Date and executed by Hines REIT 2007 Facility Holdings LLC, a Delaware limited liability company (“Hines Facility”) in favor of Beneficiary.  Pledge and Security Agreement Hines (HF): Pledge and Security Agreement dated as of the Execution Date and executed by Hines Facility in favor of Beneficiary and acknowledged by  Hines REIT 2200 Ross Avenue GP LLC, a Delaware limited liability company (“Hines Ross”), and  Grantor. Pledge and Security Agreement Hines (GP): Pledge and Security Agreement dated as of the Execution Date and executed by Hines Ross in favor of Beneficiary and acknowledged by Grantor. Chase Tower Guaranty: Guaranty Agreement dated as of the Execution Date and executed by Operating Partnership (as defined herein) in favor of Beneficiary.  Indemnity Agreement:  Unsecured Indemnity Agreement dated as of the Execution Date and executed by Grantor in favor of Beneficiary.  The Indemnity Agreement is not a Loan Document and shall survive in accordance with its terms the repayment of the Loan or other termination of the Loan Documents.  Liable Party or Liable Parties:  Any indemnitor with respect to the Loan, the Loan Documents or Indemnity Agreement.

This DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING (this “Deed of Trust”) is entered into as of the Execution Date by Grantor to Trustee for the benefit of Beneficiary with reference to the following Recitals:

RECITALS

A.  This Deed of Trust secures: (1) the payment of the indebtedness evidenced by the Note with interest at the rate set forth in the Note, together with (a) the payment of the indebtedness evidenced by that certain promissory note listed on Exhibit D attached hereto and made a part hereof and (b) all other promissory notes, if any, issued for any future“Loan” as defined in the $750,000,000.00 Loan Facility Agreement between Hines Facility and Beneficiary dated as of December 20, 2007 (said agreement, as amended, modified, supplemented, consolidated, extended or restated from time to time, is herein referred to as, the “Loan Facility Agreement”) (all such promissory notes referenced in 1(a) and 1(b)  are herein referred to as, the “Other Notes”) together with all renewals, modifications, consolidations and extensions of the Note and Other Notes, all additional advances or fundings made by Beneficiary pursuant to the terms of or as permitted by the Loan Documents, and any other amounts required to be paid by Grantor under any of the Loan Documents, (collectively,  the “Secured Indebtedness”, and sometimes referred to as the “Loan”) and (2) the full performance by (a) the grantor or trustor, as applicable, under that certain mortgage listed on Exhibit E attached hereto and made a part hereof and (b) all other mortgages and deeds of trust and similar instruments, if any, which secure a “Loan” under the Loan Facility Agreement  (as any of such agreements referenced in 2(a) and 2(b) are amended, modified, supplemented, consolidated, extended or restated from time to time, the “Other Mortgages”, and the grantors or trustors or mortgagors or borrowers, as applicable, under the Other Mortgages are collectively the “Other Borrowers” and individually, as the context may require, an “Other Borrower”) of all of the terms, covenants and obligations set forth in any of the Loan Documents or the Loan Facility Agreement.  The Other Mortgages by their terms secure the Note and the Other Notes, except as specifically provided in the Loan Facility Agreement.  The term “Real Property”, as defined in each of the Other Mortgages, is referred to herein individually as,  an “Other Mortgage Real Property” and collectively as, the “Other Mortgage Real Properties”.

B.  Grantor makes the following covenants and agreements for the benefit of Beneficiary and Trustee.

NOW, THEREFORE, IN CONSIDERATION of the Recitals and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Grantor agrees as follows:

Article I.

GRANT OF SECURITY

Section 1.01                                  REAL PROPERTY GRANT.  Grantor irrevocably sells, transfers, grants, conveys, assigns and warrants to Trustee, its successors and assigns, in trust, with power of sale and right of entry and possession, all of Grantor’s present and future estate, right, title and interest in and to the following which are collectively referred to as the “Real Property”:

(1)  that certain real property located in the County and State which is more particularly described in Exhibit “A” attached to this Deed of Trust or any portion of the real property;  all easements, rights-of-way, gaps, strips and gores of land benefiting or forming a part of said real property; streets and alleys abutting or in any way benefiting said real property; sewers and water rights in any way benefiting said real property; privileges, licenses, tenements, and appurtenances appertaining to the real property, and the reversion(s), remainder(s), and claims of Grantor with respect to these items, and the benefits of any existing or future conditions, covenants and restrictions affecting the real property (collectively, the “Land”)

(2)  all things now or hereafter owned by Grantor and affixed to or placed on the Land, including all buildings, structures and improvements,  all fixtures and all machinery, elevators, boilers, building service equipment (including, without limitation, all equipment for the generation or distribution of air, water, heat, electricity, light, fuel or for ventilating or air conditioning purposes or for sanitary or drainage purposes or for the removal of dust, refuse or garbage), partitions, and other property now or in the future owned by Grantor and attached, or installed in or forming a part of the improvements and all replacements, repairs, additions, or substitutions to these items (collectively, the “Improvements”);

(3)  all present and future income, rents, revenue, profits, proceeds, accounts receivable and other benefits from the Land and/or Improvements which Grantor is or may be entitled to receive and all deposits made with respect to the Land and/or Improvements, including, but not limited to, any security given to utility companies by Grantor , any advance payment of real estate taxes or assessments or insurance premiums made by Grantor in connection with the Land and/or Improvements and all claims or demands relating to such deposits and other security, including claims for refunds of tax payments or assessments, and all insurance proceeds payable to Grantor in connection with the Land and/or Improvements whether or not such insurance coverage is specifically required under the terms of this Deed of Trust (“Insurance Proceeds”) (all of the items set forth in this paragraph are referred to collectively as “Rents and Profits”);

(4)  all damages, payments and revenue of every kind that Grantor may be entitled to receive, from any person owning or acquiring a right to the oil, gas or mineral rights and reservations of the Land;

(5)  all proceeds and claims arising on account of any damage to, or Condemnation (as hereinafter defined) of any part of the Land and/or Improvements, and all causes of action and recoveries for any diminution in the value of the Land and/or Improvements; and

(6)  all licenses, contracts, management agreements, guaranties, warranties, franchise agreements, permits, or certificates relating to the ownership, use, operation or maintenance of the Land and/or Improvements.

TO HAVE AND TO HOLD the Real Property, unto Trustee, its successors and assigns, in trust, for the benefit of Beneficiary, its successors and assigns, forever subject to the terms, covenants and conditions of this Deed of Trust.

Section 1.02                                  PERSONAL PROPERTY GRANT.  Grantor irrevocably sells, transfers, grants, conveys, assigns and warrants to Beneficiary, its successors and assigns, a security interest in Grantor’s interest in the following personal property which is collectively referred to as “Personal Property”:

(a)  any portion of the Real Property which may be personal property, and all other personal property, whether now existing or acquired in the future which is owned by Grantor and attached to, appurtenant to, or used in the construction or operation of, or in connection with, the Real Property;

(b)  all rights to the use of water, including water rights appurtenant to the Real Property, pumping plants, ditches for irrigation, all water stock or other evidence of ownership of any part of the Real Property that is owned by Grantor in common with others and all documents of membership in any owner’s association or similar group;

(c)  all plans and specifications prepared for construction of the Improvements; and all contracts and agreements of Grantor relating to the plans and specifications or to the construction of the Improvements;

(d)  all appliances, furniture, furnishings, building materials, supplies, computers and software, window coverings and floor coverings, lobby furnishings, equipment, machinery, fixtures, goods, accounts, general intangibles, letters of credit, deposit accounts, documents, instruments and chattel paper owned by Grantor and used in connection with the ownership, operation, management and/or leasing of the Real Property, and all substitutions, replacements of, and additions to, any of the these items;

(e)  all sales agreements, escrow agreements, similar agreements entered into with respect to the sale of any part of the Real Property, all deposits made in connection therewith and all net proceeds from any such sales (provided, however, Beneficiary shall have no rights of approval or consent with respect to any such sales, escrow or other agreements);

(f)  all proceeds from the voluntary or involuntary disposition or claim respecting any of the foregoing items (including judgments, condemnation awards or otherwise); and

(g)  all names by which the Land and/or Improvements may be operated or known, and all rights to carry on business under those names, and all trademarks, trade names, and goodwill relating to the Land and/or Improvements.

Notwithstanding the foregoing, the term “Personal Property” shall not include any trade fixtures or other personal property owned by tenants of the Property except to the extent that Grantor as landlord holds an interest in any such tenant’s trade fixtures or other personal property under any lease.

All of the Real Property and the Personal Property are collectively referred to as the “Property.”

Section 1.03                                  CONDITIONS TO GRANT.  If Grantor shall pay to Beneficiary the Secured Indebtedness, at the times and in the manner stipulated in the Loan Documents, and if Grantor shall perform and observe each of the terms, covenants and agreements set forth in the Loan Documents and the Loan Facility Agreement to the extent then required to be performed, then this Deed of Trust and all the rights granted by this Deed of Trust shall be released by Trustee and/or Beneficiary in accordance with the laws of the State (as defined in Section 14.05).

Article II.

GRANTOR COVENANTS

Section 2.01                                  DUE AUTHORIZATION, EXECUTION, AND DELIVERY.

(a)  Grantor represents and warrants that the execution of the Loan Documents and the Indemnity Agreement have been duly authorized and there is no provision in the organizational documents of Grantor requiring further consent for such action by any other entity or person.

(b)  Grantor represents and warrants that it is duly organized, validly existing and is in good standing under the laws of the state of its formation and in the State, that it has all necessary licenses, authorizations, registrations, permits and/or approvals to own its properties and to carry on its business as presently conducted.

(c)  Grantor represents and warrants that the execution, delivery  and performance of the Loan Documents will not result in Grantor’s being in default under any provision of its organizational documents or of any deed of trust, mortgage, lease, credit or other agreement to which it is a party or which affects it or the Property.

(d)  Grantor represents and warrants that the Loan Documents and the Indemnity Agreement have been duly authorized, executed and delivered by Grantor and constitute valid and binding obligations of Grantor which are enforceable in accordance with their terms.

Section 2.02                                  PERFORMANCE BY GRANTOR .  Grantor shall pay the Secured Indebtedness to Beneficiary and shall keep and perform each and every other obligation, covenant and agreement of the Loan Documents.

Section 2.03                                  WARRANTY OF TITLE.

(a)  Grantor warrants that it holds good and indefeasible fee simple absolute title to the Real Property, and that it has the right and is lawfully authorized to sell, convey or encumber the Property subject only to those property specific exceptions to title recorded in the real estate records of the County and contained in Schedule B of the title insurance policy or policies which have been approved by Beneficiary (the “Permitted Exceptions”).  The Property is free from all due and unpaid  taxes, assessments and  mechanics’ and materialmen’s liens.

(b)  Grantor further covenants to warrant and forever defend Beneficiary from and against all persons claiming any interest in the Property, subject, however, to the Permitted Exceptions.

Section 2.04                                  TAXES, LIENS AND OTHER CHARGES.

(a)  Unless otherwise paid to Beneficiary as provided in Section 2.05 or contested by Grantor in accordance with the provisions hereinafter set forth, Grantor shall pay all real estate and other taxes and assessments which may be payable, assessed, levied, imposed upon or become a lien on or against any portion of the Property (all of the foregoing items are collectively referred to as the “Imposition(s)”).  The Impositions shall be paid not later than ten (10) days before the dates on which the particular Imposition would become delinquent and Grantor shall produce to Beneficiary receipts of the imposing authority, or other evidence reasonably satisfactory to Beneficiary, evidencing the payment of the Imposition in full.  If Grantor elects by appropriate legal action to contest any Imposition, Grantor shall first deposit cash with Beneficiary as a reserve in an amount which Beneficiary reasonably determines is sufficient to pay the Imposition plus all fines, interest, penalties and costs which may become due pending the determination of the contest.  If Grantor deposits this sum with Beneficiary, Grantor shall not be required to pay the Imposition provided that the contest operates to prevent enforcement or collection of the Imposition, or the sale or forfeiture of, the Property, and is prosecuted with due diligence and continuity.  Upon termination of any proceeding or contest, Grantor shall pay the amount of the Imposition as finally determined in the proceeding or contest.  Provided that there is not then an Event of Default (as defined in Section 11.01), the monies which have been deposited with Beneficiary pursuant to this Section shall be applied toward such payment and the excess, if any, shall be returned to Grantor .

(b)  In the event of the passage, after the Execution Date, of any law which deducts from the value of the Property, for the purposes of taxation, any lien or security interest encumbering the Property, or changing in any way the existing laws regarding the taxation of mortgages, deeds of trust and/or security agreements or debts secured by these instruments, or changing the manner for the collection of any such taxes, and the law has the effect of imposing payment of any Impositions upon Beneficiary, at Beneficiary’s option, the Secured Indebtedness shall be due and payable on the earlier of (i) one hundred twenty (120) days after written notice to Grantor , or (ii) the date upon which the Secured Indebtedness must be repaid in order to permit Beneficiary to lawfully avoid the consequences of such law or the payment of any Impositions, but no Prepayment Fee or other premium or penalty shall be due in connection therewith.  Notwithstanding the preceding sentence, the Beneficiary’s election to accelerate the Loan shall not be effective if (1) Grantor is permitted by law (including, without limitation, applicable interest rate laws) to, and actually does, pay the Imposition or the increased portion of the Imposition and (2) Grantor agrees in writing to pay or reimburse Beneficiary in accordance with Section 11.07 for the payment of any such Imposition which becomes payable at any time when the Loan is outstanding.

Section 2.05                                  ESCROW DEPOSITS.  Without limiting the effect of Section 2.04 and Section 3.01, at any time within six (6) months of becoming aware of the occurrence of any of the following, Beneficiary may require in its absolute discretion that Grantor begin paying Beneficiary monthly deposits of (a) Impositions and (b) premiums for the insurance policies required under this Deed of Trust (collectively the “Premiums”), as applicable, notwithstanding the fact that the default may be cured, or that the transfer or change be approved by Beneficiary: (i) an Event of Default under the Loan Documents or the Indemnity Agreement; (ii) Grantor no longer owns the Property, except in the case of a Permitted Transfer (as defined in Section 10.01); (iii) there has been a change, other than a Permitted Transfer, in the Grantor or in the general partners, stockholders or members of Grantor or in the constituent general partners or controlling shareholders or controlling members of any of the entities comprising the general partners of Grantor; or (iv)  with respect to Premiums only, at any time Grantor fails to furnish Beneficiary, not later than ten (10) days before the dates on which any Premium would become delinquent, receipts for the payment of such Premium or appropriate proof of issuance of a new policy which continues in force the insurance coverage of the expiring policy.  In the event that deposits of Impositions and Premiums are required pursuant to this Section 2.05, Grantor shall pay to Beneficiary monthly deposits of all Impositions and Premiums, as applicable, on the same date the monthly installment is payable under the Note and in an amount equal to one-twelfth (1/12) of the annual charges for these items as reasonably estimated by Beneficiary until such time as Grantor has deposited an amount equal to the annual charges for these items. The deposits shall be held by Beneficiary with interest being payable to Grantor and Beneficiary may commingle the deposits with other funds of Beneficiary.  If Beneficiary sells or assigns the Loan to an unaffiliated lender, the deposits shall thereafter be made into an interest bearing account at a mutually approved national bank.

Section 2.06                                  CARE AND USE OF THE PROPERTY.

(a)  Grantor represents and warrants to Beneficiary as follows:

(i)  To Grantor’s knowledge, all authorizations, licenses, including without limitation liquor licenses, if any, and operating permits required to allow the Improvements to be operated for the Use have been obtained, paid for and are in full force and effect.

(ii)  To Grantor’s knowledge, the Improvements and their Use comply with (and no notices of violation have been received in connection with) all Requirements (as defined in this Section) and Grantor shall at all times comply in all material respects with all present or future Requirements affecting or relating to the Property and/or the Use.  Grantor shall furnish Beneficiary, on request, proof of compliance with the Requirements.  Grantor shall not use or knowingly permit the use of the Property, or any part thereof, for any illegal purpose.  “Requirements” shall mean all laws, ordinances, orders, covenants, conditions and restrictions and other requirements relating to land and building design and construction, use and maintenance, that may now or hereafter pertain to or affect the Property or any part of the Property or the Use, including, without limitation, planning, zoning, subdivision, environmental, air quality, flood hazard, fire safety, handicapped facilities, building, health, fire, traffic, safety, wetlands, coastal and other governmental or regulatory rules, laws, ordinances, statutes, codes and requirements applicable to the Property, including permits, licenses and/or certificates that may be necessary from time to time to comply with any of the these requirements.

(iii)  To Grantor’s knowledge, Grantor has complied in all material respects with all requirements of all instruments and agreements affecting the Property, whether or not of record, including without limitation all covenants and agreements by and between Grantor and any governmental or regulatory agency pertaining to the development, use or operation of the Property.  Grantor , at its sole cost and expense shall, subject to the provisions of this Deed of Trust, keep the Property in good order, condition, and repair, and make all necessary structural and non-structural, ordinary and extraordinary repairs to the Property and the Improvements.

(iv)  Grantor shall abstain from, and not knowingly permit, the commission of any material physical waste to the Property and shall not remove or alter in any substantial manner, the structure or character of any Improvements without the prior written consent of Beneficiary; provided, however, Beneficiary’s consent shall not be required for alterations which (1) are made pursuant to the terms of Leases either approved by Beneficiary or as to which Beneficiary’s approval is not required hereunder or (2) do not adversely affect any structural component of the Property and the aggregate cost of which does not exceed One Million Dollars ($1,000,000.00).

(v)  To Grantor’s knowledge, the zoning approval for the Property is not dependent upon the ownership or use of any property which is not encumbered by this Deed of Trust.

(vi)  To Grantor’s knowledge, construction of the Improvements on the Property (other than any ongoing tenant improvement work) is complete.

(vii)  To Grantor’s knowledge, the Property is in good repair and condition, free of any material damage, other than that disclosed in that certain Property Condition Report described on Exhibit C and delivered to Beneficiary.

(b)  Beneficiary shall have the right, at any time and from time to time during normal business hours and upon two (2) days advance written notice to Grantor (other than in an emergency situation or during the continuance of an Event of Default, in which case no written notice shall be required), to enter the Property in order to ascertain Grantor’s compliance with the Loan Documents, to examine the condition of the Property, to perform an appraisal, to undertake surveying or engineering work, and to inspect premises occupied by tenants, subject, however, to the terms and provisions of the tenants’ leases.  Grantor shall cooperate with Beneficiary performing these inspections.  If an Event of Default exists, Grantor shall pay all costs incurred by Beneficiary in connection with any such inspections.

(c)  Grantor shall use, or cause to be used, the Property only for the Use.  Grantor shall not use, or permit the use of, the Property for any other use without the prior written consent of Beneficiary.  Grantor shall not file or record a declaration of condominium, master deed of trust or mortgage or any other similar document evidencing the imposition of a so called “condominium regime” whether superior or subordinate to this Deed of Trust and  Grantor shall not permit any part of the Property to be converted to, or operated as, a “cooperative apartment house” whereby the tenants or occupants participate in the ownership, management or control of any part of the Property.

(d)  Without the prior written consent of Beneficiary, Grantor shall not (i) initiate or acquiesce in a change in the zoning classification of and/or restrictive covenants affecting the Property or seek any variance under existing zoning ordinances, (ii)  use or permit the use of the Property in a manner which may result in the Use becoming a non-conforming use under applicable zoning ordinances, or (iii) subject the Property to restrictive covenants.

Section 2.07                                  COLLATERAL SECURITY INSTRUMENTS.  Grantor covenants and agrees that if Beneficiary at any time holds additional security for any obligations secured by this Deed of Trust, it may enforce its rights and remedies with respect to such security, at its option, either before, concurrently or after a sale of the Property is made pursuant to the terms of this Deed of Trust.  Beneficiary may apply the proceeds of the additional security to the Secured Indebtedness without affecting or waiving any right to any other security, including the security under this Deed of Trust, and without waiving any breach or default of Grantor under this Deed of Trust or any other Loan Document.

Section 2.08                                  SUITS AND OTHER ACTS TO PROTECT THE PROPERTY.

(a)  Grantor shall promptly notify Beneficiary of the commencement, or receipt of notice, of any and all actions or proceedings or other material matter or claim affecting the Property and/or the interest of Beneficiary under the Loan Documents which accrue or arise at any time prior to the foreclosure of this Deed of Trust or other transfer of title to the Property in extinguishment of the Secured Indebtedness (collectively, “Actions”).  Grantor shall appear in and defend any Actions.

(b)  Beneficiary shall have the right, at the cost and expense of Grantor , to institute, maintain and participate in Actions and take such other action, as it may deem appropriate in the good faith exercise of its discretion to preserve or protect the Property and/or the interest of Beneficiary under the Loan Documents.  Any money paid by Beneficiary under this Section shall be reimbursed to Beneficiary in accordance with Section 11.07 hereof.

Section 2.09                                  WAGE CLAIMS.  Grantor represents and warrants that (i) no wage claim is currently pending with the Texas Workforce Commission (the "Commission") against Grantor pursuant to Section 61 of the Texas Labor Code and (ii) no lien exists against the Property pursuant to Section 61 of the Texas Labor Code.  Grantor shall not permit any lien to attach to the Property pursuant to Section 61 of the Texas Labor Code.  Grantor covenants and agrees to provide Beneficiary with copies of any notices or orders received by Grantor from the Commission or any court in connection with any wage claim under Section 61 of the Texas Labor Code.

Section 2.10                                  SINGLE PURPOSE ENTITY.  Grantor represents, warrants, and covenants with Beneficiary that it has not and shall not: (i) engage in business other than owning, managing, leasing, repairing, maintaining and operating the Property; (ii) acquire or own a material asset other than the Property and incidental personal property; (iii) maintain its assets in a way difficult to segregate and identify, or commingle its assets with the assets of any other person or entity; (iv) fail to hold itself out to the public as a legal entity separate from any other; (v) fail to conduct business solely in its name or fail to maintain records, accounts or bank accounts separate from any other person or entity; or (vi) dissolve, liquidate, consolidate, merge or sell all or substantially all of its assets, except as permitted under Section 10.01 of this Agreement.

Article III.

INSURANCE

Section 3.01                                  REQUIRED INSURANCE AND TERMS OF INSURANCE POLICIES.

(a)  During the term of this Deed of Trust, Grantor , at its sole cost and expense, must provide insurance policies and certificates of insurance for types of insurance described below all of which must be satisfactory to Beneficiary as to form of policy, amounts, deductibles, sublimits, types of coverage, exclusions and the companies underwriting these coverages.  In no event shall such policies be terminated or otherwise allowed to lapse without replacement policies in effect complying with the requirements set forth below.  Grantor shall be responsible for its own deductibles.  Grantor shall also pay for any insurance, or any increase of policy limits, not described in the Deed of Trust which Grantor requires for its own protection or for compliance with government statutes.  Grantor’s insurance shall be primary and without contribution from any insurance procured by Beneficiary including, without limitation, any insurance obtained by Beneficiary pursuant to Section 3.01(d) hereof.

Policies of insurance shall be delivered to Beneficiary in accordance with the following requirements:

(1)
Property insurance on the Improvements and the Personal Property insuring against any peril now or hereafter included within the classification “All Risk” or “Special Perils,” in each case (i) in an amount equal to 100% of the “Full Replacement Cost” (as hereinafter defined) of the Improvements and Personal Property with a waiver of depreciation and with a Replacement Cost Endorsement; (ii) containing no coinsurance provisions or, if such provisions are contained therein, then containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (iii) providing for no deductible in excess of $250,000.00; and (iv) containing “Ordinance or Law Coverage,” Operation of Building Laws, Demolition Costs and Increased Cost of Construction in an amount reasonably required by Beneficiary.  The Full Replacement Cost shall be determined from time to time by an appraiser or contractor designated and paid by Grantor and approved by Beneficiary or by an engineer or appraiser in the regular employ of the insurer.  The “Full Replacement Cost” for purposes of this Article III shall mean the estimated total cost of construction required to replace the Improvements with a substitute of like utility, and using modern materials and current standards, design and layout. For purposes of calculating Full Replacement Cost direct (hard) costs shall include, without limitation, labor, materials, supervision and contractor’s profit and overhead and indirect (soft) costs shall include, without limitation, fees for architect’s plans and specifications, construction financing costs, permits, sales taxes, insurance and other costs included in the Marshall Valuation Service published by Marshall & Swifts.

(2)
Commercial General Liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (i) to be on the so-called “occurrence” form with a combined single limit of not less than the amount set forth in the Defined Terms; (ii) to continue at not less than this limit until required to be changed by Beneficiary in writing by reason of changed economic conditions making such protection inadequate; and (iii) to cover at least the following hazards: (a) premises and operations; (b) products and completed operations on an “if any” basis; (c) independent contractors; (d) blanket contractual liability for all written and oral contracts; and (e) contractual liability covering the indemnities contained in this Deed of Trust to the extent available.

(3)
Business Income insurance in an amount sufficient to prevent Grantor from becoming a co-insurer within the terms of the applicable policies, and sufficient to recover twenty-four (24) months “Business Income” (as hereinafter defined) and with an Extended Period of Indemnity of twelve (12) months.  The amount of such insurance shall be increased from time to time during the terms of this Deed of Trust as and when new leases and renewal leases are entered into and rents payable increase or the annual estimate of gross income from occupancy of the Property increases to reflect such rental increases.  “Business Income” shall mean the sum of (i) the total anticipated gross income from occupancy of the Property, (ii) the amount of all charges (such as, but not limited to, operating expenses, insurance premiums and taxes) which are the obligation of tenants or occupants to Grantor , (iii) the fair market rental value of any portion of the Property which is occupied by Grantor , and (iv) any other amounts payable to Grantor or to any affiliate of Grantor pursuant to Leases.

(4)
If Beneficiary determines at any time that any part of the Property is located in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, Grantor will maintain a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount not less than the lesser of (i) Full Replacement Cost or (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as amended.

(5)
During the period of any construction or renovation or alteration of the Improvements in an amount greater than $1,000,000.00, a so-called “Builder’s All Risk” insurance policy in non-reporting form for any Improvements under construction, renovation or alteration including, without limitation, for demolition and increased cost of construction or renovation, in an amount approved by Beneficiary including an Occupancy endorsement and Worker’s Compensation Insurance covering all persons engaged in the construction, renovation or alteration in an amount at least equal to the minimum required by statutory limits of the State.

(6)
Workers’ Compensation insurance, subject to the statutory limits of the State, and employer’s liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 for disease in the aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operations (if applicable).

(7)
Boiler & Machinery insurance covering the major components of the central heating, air conditioning and ventilating systems, boilers, other pressure vessels, high pressure piping and machinery, elevators and escalators, if any, and other similar equipment installed in the Improvements, in an amount equal to one hundred percent (100%) of the full replacement cost of all equipment installed in, on or at the Improvements.  These policies shall insure against physical damage to and loss of occupancy and use of the Improvements arising out of an accident or breakdown.

(8)
Insurance from and against all losses, damages, costs, expenses, claims and liabilities related to or arising from acts of terrorism, of such types, in such amounts, with such deductibles, issued by such companies, and on such forms of insurance policies as required by Beneficiary and as may be commercially available. Coverage may be included in Grantor’s all-risk property insurance policy or in the form of a blanket policy or a stand-alone policy, in each case in a manner reasonably satisfactory to Beneficiary.

(9)
Business Automobile Insurance with a combined single limit of not less than $1,000,000 per occurrence for bodily injury and property damage arising out of the use of owned, non-owned, hired and/or leased automotive equipment when such equipment is operated by Grantor , Grantor’s employees or Grantor’s agents in connection with the Property.

(10)	Intentionally deleted.

(11)
Such other insurance, to the extent commercially available, (i) as may from time to time be required by Beneficiary to replace coverage against any hazard, which as of the date hereof is insured against under any of the insurance policies described in subsections (a)(1) through (a)(10) of this Section 3.01 and (ii) as may from time to time be reasonably required by Beneficiary against other insurable hazards, including, but not limited to, vandalism, earthquake, environmental, sinkhole and mine subsidence.

(b)  Beneficiary’s interest must be clearly stated by endorsement in the insurance policies described in this Section 3.01 as follows:

(1)
The policies of insurance referenced in subsections (a)(1), (a)(3), (a)(4), (a)(5),  (a)(7), and (a)(8) of this Section 3.01 shall identify Beneficiary under the New York Standard Mortgagee Clause (non-contributory) endorsement (or a clause approved by Beneficiary in its sole and absolute discretion containing substantially the same terms and conditions).

(2)	The insurance policies referenced in Sections 3.1(a)(2) and 3.1 (a)(9) shall name Beneficiary as an additional insured.

(3)	Intentionally deleted.

(4)
All of the policies referred to in Section 3.01 shall provide for at least thirty (30) days’ written notice to Beneficiary in the event of policy cancellation and/or material change and/or non-renewal.

(c)  All the insurance companies must be authorized to do business in New York State and the State and be approved by Beneficiary.  The insurance companies must have a general policy rating of A or better and a financial class of X or better by A.M. Best Company, Inc. and a claims paying ability of BBB or better according to Standard & Poors.  So called “Cut-through” endorsements shall not be permitted.  Grantor shall deliver evidence satisfactory to Beneficiary of payment of premiums due under the insurance policies.

(d)  Certified copies of the policies, and any endorsements, shall be made available for inspection by Beneficiary upon request.  If Grantor fails to obtain or maintain insurance policies and coverages as required by this Section 3.01 (“Required Insurance”) then Grantor shall have the right but shall not have the obligation immediately to procure any Required Insurance at Beneficiary’s cost.

(e)  Grantor shall be required during the term of the Loan to continue to provide Beneficiary with original renewal policies or replacements of the insurance policies referenced in Section 3.01(a).  Beneficiary may accept Certificates of Insurance evidencing insurance policies referenced in subsections (a)(2), (a)(4), and (a)(6) of this Section 3.01 instead of requiring the actual policies.  Beneficiary shall be provided with renewal Certificates of Insurance, or Binders, not less than fifteen (15) days prior to each expiration.  The failure of Grantor to maintain the insurance required under this Article III shall not constitute a waiver of Grantor’s obligation to fulfill these requirements.

(f)  All binders, policies, endorsements, certificates, and cancellation notices are to be sent to the Beneficiary’s Address for Insurance Notification as set forth in the Defined Terms until changed by notice from Beneficiary.

COLLATERAL PROTECTION NOTICE PURSUANT TO SECTION 307.052 OF THE TEXAS FINANCE CODE:  (A) GRANTOR IS REQUIRED TO: (i) KEEP THE PROPERTY INSURED AGAINST DAMAGE IN THE AMOUNT BENEFICIARY SPECIFIES; (ii) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER; AND (iii) NAME BENEFICIARY AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF A LOSS; (B) GRANTOR MUST, IF REQUIRED BY BENEFICIARY, DELIVER TO BENEFICIARY A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF PREMIUMS; AND (C) IF GRANTOR FAILS TO MEET ANY REQUIREMENT LISTED IN CLAUSE (A) OR (B) ABOVE, BENEFICIARY MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF GRANTOR AT GRANTOR'S EXPENSE.

Section 3.02                                  ADJUSTMENT OF CLAIMS.  Grantor hereby authorizes and empowers Beneficiary to settle, adjust or compromise any claims for damage to, or loss or destruction of, all or a portion of the Property, regardless of whether there are Insurance Proceeds available or whether any such Insurance Proceeds are sufficient in amount to fully compensate for such damage, loss or destruction; provided, however, except during the continuation of an Event of Default hereunder, no such settlement, adjustment or compromise by Beneficiary shall be made without Grantor’s prior written consent to the terms and conditions thereof, which consent shall not be unreasonably withheld, conditional or delayed.

Section 3.03                                  ASSIGNMENT TO BENEFICIARY.  In the event of the foreclosure of this Deed of Trust or other transfer of the title to the Property in extinguishment of the Secured Indebtedness, all right, title and interest of Grantor in and to any insurance policy, or premiums or payments in satisfaction of claims or any other rights under the insurance policies required under Section 3.1(a) above and any other insurance policies pertaining to the Property with respect to the period prior to the foreclosure of this Deed of Trust, or other transfer of title to the Property in extinguishment of the Secured Indebtedness shall pass to the transferee of the Property.

Article IV.

BOOKS, RECORDS AND ACCOUNTS

Section 4.01                                  BOOKS AND RECORDS.  Grantor shall keep adequate books and records of account in accordance with generally accepted accounting principles (“GAAP”), or in accordance with other methods acceptable to Beneficiary in its sole discretion, consistently applied and furnish to Beneficiary:

(a)  a quarterly operating statement of the Property detailing the total revenues received, total expenses incurred, total cost of all capital improvements, total debt service and total cash flow, and a current rent roll, each to be prepared and certified by Grantor in the form reasonably required by Beneficiary, and if available, any quarterly operating statement prepared by an independent certified public accountant, within thirty to sixty (30-60) days after the close of each fiscal quarter of Grantor;

(b)  an annual balance sheet and profit and loss statement of Grantor in the form required by Beneficiary, prepared and certified by an officer of Grantor within one hundred twenty (120) days after the close of each fiscal year of Grantor; provided that if the requirements of any of clauses (a), (b) and (c) of Section 10.01(c)(i) are no longer satisfied and Grantor is not a Hines Affiliate (as defined below), if required by Beneficiary, such annual balance sheet and profit and loss statement of Grantor shall be audited and prepared by an independent certified public accountant acceptable to Beneficiary;

(c)  an annual operating budget presented on a monthly basis consistent with the annual operating statement described above for the Property including cash flow projections for the upcoming two (2) year period and all proposed capital replacements and improvements at least fifteen (15) days prior to the start of each calendar year; and

(d)  an annual ARGUS© valuation file in electronic form which includes, without limitation, a then current rent roll, all income of the Property, and all Property expenses.

Section 4.02                                  PROPERTY REPORTS.  Upon request from Beneficiary or its representatives and designees, Grantor shall furnish in a timely manner to Beneficiary:

(a)  a property management report for the Property, showing the number of inquiries made and/or rental applications received from tenants or prospective tenants and deposits received from tenants and any other information reasonably requested by Beneficiary, in reasonable detail and certified by Grantor (or an officer, general partner, member or principal of Grantor if Grantor is not an individual) to be true and complete in all material respects to its (or his or her, as the case may be) knowledge, but no more frequently than quarterly; and

(b)  an accounting of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Beneficiary to obtain information regarding such accounts directly from such financial institutions.

Section 4.03                                  ADDITIONAL MATTERS.

(a)  Grantor shall furnish Beneficiary with such other additional financial or management information (including State and Federal tax returns) as may, from time to time, be reasonably required by Beneficiary in form and substance satisfactory to Beneficiary.

(b)  Grantor shall furnish Beneficiary and its agents convenient facilities for the examination and audit of any such books and records.

(c)  Beneficiary and its representatives shall have the right upon prior written notice to examine and audit the records, books, management and other papers of Grantor and its affiliates (including any Liable Parties) which reflect upon their financial condition and/or the income, expenses and operations of the Property, at the Property or at any office regularly maintained by Grantor, its affiliates (including any Liable Parties) where the books and records pertaining to the Property are located.  Beneficiary shall have the right upon advance notice to make copies and extracts from the foregoing records and other papers.

Article V.

LEASES AND OTHER AGREEMENTS AFFECTING THE PROPERTY

Section 5.01                                  GRANTOR’S REPRESENTATIONS AND WARRANTIES.

Grantor represents and warrants to Trustee and Beneficiary, as of the date hereof, as follows:

(a)  There are no leases or occupancy agreements affecting the Property except those leases and amendments listed on the Certificate Relative to Rent Roll of even date executed by Grantor and Grantor has delivered to Beneficiary true, correct and complete copies of all leases, including amendments (collectively, “Existing Leases”) and all guaranties and amendments of guaranties given in connection with the Existing Leases (the “Guaranties”).

(b)  There are no defaults by Grantor under the Existing Leases and Guaranties and, to the best knowledge of Grantor, there are no defaults by any tenants under the Existing Leases (except for certain defaults by Texas Petroleum Resources which have been disclosed to Beneficiary) or any guarantors under the Guaranties, except in each case, such defaults as may have been previously disclosed to Beneficiary in any executed estoppel certificate obtained by Grantor and delivered to Beneficiary in connection with the Loan.  The Existing Leases and the Guaranties are in full force and effect.

(c)  To the best knowledge of Grantor, except as may have been previously disclosed to Beneficiary in any executed estoppel certificate obtained by Grantor and delivered to Beneficiary in connection with the Loan, none of the tenants now occupying 10% or more of the Property or having a current lease affecting 10% or more of the Property is the subject of any bankruptcy, reorganization or insolvency proceeding or any other debtor-creditor proceeding.

(d)  No Existing Leases may be amended, terminated or canceled unilaterally by a tenant and no tenant may be released from its obligations, except (1) in the event of (i) material damage to, or destruction of, the Property or (ii) condemnation, or (2) as expressly set forth in the Existing Leases.

Section 5.02                                  ASSIGNMENT OF LEASES.  In order to further secure payment of the Secured Indebtedness and the performance of Grantor’s obligations under the Loan Documents, Grantor absolutely, presently and unconditionally grants, assigns and transfers to Beneficiary all of Grantor’s right, title, interest and estate in, to and under (i) all of the Existing Leases and Guaranties affecting the Property and (ii) all of the future leases of the Property (meaning leases entered into after the date hereof of space in the Property by Grantor) and all amendments thereof, and all guaranties and amendments of guaranties with respect thereto, and (iii) the Rents and Profits.  Grantor acknowledges that it is permitted to collect the Rents and Profits pursuant to a revocable license unless and until an Event of Default occurs.  The Existing Leases and Guaranties and all such future leases, lease amendments, guaranties and amendments of guaranties are collectively referred to as the “Leases”.  Grantor acknowledges that it is permitted to collect the Rents and Profits pursuant to a revocable license until an Event of Default occurs.  The assignment of the Leases in this Deed of Trust shall not affect a pro tanto payment of the Secured Indebtedness or the obligations of Grantor pursuant to the Indemnity Agreement.  Further, receipt by Beneficiary of Rents and Profits shall not be deemed to constitute a pro tanto payment of the Secured Indebtedness or the obligations of Grantor pursuant to the Indemnity Agreement, but shall be applied as set forth in that certain Assignment of Leases of even date herewith, executed by Grantor to Beneficiary.

Section 5.03                                  PERFORMANCE OF OBLIGATIONS.

(a)  Grantor shall perform all of its obligations under any and all Leases.  If any of the acts described in this Section requiring the consent or approval of Beneficiary are done without the written consent of Beneficiary (unless Beneficiary’s consent is deemed given pursuant to the provisions of this Section), then, at the option of Beneficiary, such acts shall be of no force or effect and Grantor’s actions shall constitute a default under this Deed of Trust.

(b)  Grantor agrees to furnish Beneficiary executed copies of all future Leases.

(c)  Grantor shall not, without the express written consent of Beneficiary (unless pursuant to provisions of this Section such consent is deemed given by reason of Beneficiary’s failure to timely respond to a request for consent):

(i)  enter into any new Lease unless (x) such Lease is consistent with the Leasing Guidelines, and (y) such new Lease is on a standard form of Lease developed for the Property which has been previously approved by Beneficiary (the “Standard Lease Form”), provided, however, that Grantor may make non-material changes to such Standard Lease Form so long as such changes do not conflict with the Leasing Guidelines.  The Leasing Guidelines are attached hereto as Exhibit “B”; or

(ii)  extend any Lease, provided, however, that Grantor may extend any Lease so long as the terms of such extension are consistent with the Leasing Guidelines agreed to by Beneficiary from time to time or if such extension is pursuant to a right the tenant exercises under its Lease; or

(iii)  cancel or terminate any Leases except in the case of a default unless Grantor has entered into new Leases (which must comply with clause (i) above) (a) covering all of the premises of the Leases being terminated or surrendered, or (b) less than all of the premises of the Leases being terminated or surrendered if the rent payable under the new Leases is equal to or greater than the rent payable under the Leases being terminated or surrendered, or

(iv)  modify or amend any Leases in any material way or reduce the rent unless, after giving effect to such amendment or modification, the Lease is consistent with the Leasing Guidelines; provided, however, (a) that any such amendment or modification may include non-material modifications so long as such amendment or modification is consistent with the Leasing Guidelines and (b) nothing in this clause (iv) shall be deemed to prevent Grantor from entering into amendments required under the terms of Leases; or

(v)  unless the tenants remain liable under the Leases, consent to an assignment of the tenant’s interest or to a subletting of the demised premises under any Lease; or

(vi)  accept payment of advance rents in an amount in excess of one month’s rent; or

(vii)  enter into or grant any options to purchase the Property; or

(viii)  enter into any lease that grants recourse against Grantor which is not limited to Grantor’s interest in the Property or to the proceeds thereof.

When Beneficiary’s approval is required under this Section 5.03, Beneficiary shall respond to Grantor’s request for approval within five (5) business days after submittal of all required information. If Beneficiary does not respond within such initial five (5) business day period, Grantor may send a written notice notifying Beneficiary that if Beneficiary does not provide a response within an additional five (5) business days after receipt of such notice, such proposed lease or amendment to lease will be deemed approved, provided that such notice must be sent after the expiration of such initial five (5) business day period and must include the following statement on the first page in all capital letters and boldface type in order for it to be deemed validly delivered to Beneficiary:

“YOUR FAILURE TO RESPOND IN WRITING TO GRANTOR’S SECOND REQUEST FOR APPROVAL OF THE MATTER DESCRIBED HEREIN RELATING TO A LEASE AT JPMORGAN CHASE TOWER, DALLAS, TEXAS, AS SET FORTH HEREIN WITHIN FIVE (5) BUSINESS DAYS FROM THE DATE YOU RECEIVE THIS REQUEST SHALL BE DEEMED TO CONSTITUTE BENEFICIARY’S APPROVAL OF SUCH REQUEST.”

For purposes of this Section and any letter delivered to Beneficiary pursuant to this Section, the term “business days” shall mean any day other than Saturday or Sunday or any other day on which banks in the State of New York are authorized to be closed.

Notwithstanding anything herein to the contrary, Grantor shall have the right to enter into Leases or amendments to Leases without Beneficiary’s consent which (i) comply with the Leasing Guidelines then in effect, and (ii) are based on the Standard Lease Form developed for the Property with such non-material changes to such Standard Lease Form that do not conflict with the Leasing Guidelines.

Section 5.04                                  SUBORDINATE LEASES.  Each Lease entered into after the date hereof affecting the Property shall be absolutely subordinate to the lien of this Deed of Trust and shall also contain a provision, satisfactory to Beneficiary, to the effect that in the event of the judicial or non-judicial foreclosure of the Property, at the election of the acquiring foreclosure purchaser, the particular Lease shall not be terminated and the tenant shall attorn to the purchaser.  If Beneficiary requests, Grantor shall cause a tenant or tenants to enter into subordination and attornment agreements or nondisturbance agreements with Beneficiary on forms which have been approved by Beneficiary, subject to such changes and modifications thereto to which Beneficiary shall agree in its reasonable discretion.  Notwithstanding the foregoing, if the Lease prepared for said tenant has been approved by Beneficiary (or if such Lease does not require Beneficiary’s prior written consent as set forth in Section 5.03(c)), then, upon Grantor’s request, Beneficiary hereby agrees to a provide a non-disturbance agreement to such tenant on Beneficiary’s standard form of non-disturbance agreement, subject to such changes and modifications thereto to which Beneficiary shall agree in its reasonable discretion.  Grantor agrees to pay Beneficiary, if and only if Grantor requests such non-disturbance agreement, (i) a $2,500 fee per non-disturbance agreement provided by Beneficiary, plus (ii) any and all reasonable third party attorneys’ fees incurred by Beneficiary in connection with providing any such non-disturbance agreement.

Section 5.05                                  LEASING COMMISSIONS.  Grantor covenants and agrees that all contracts and agreements relating to the Property requiring the payment of leasing commissions, management fees or other similar compensation shall (i) provide that the obligation will not be enforceable against Beneficiary and (ii) be subordinate to the lien of this Deed of Trust.  Beneficiary will be provided evidence of Grantor’s compliance with this Section upon request.

Section 5.06                                  Intentionally Deleted.

Article VI.

ENVIRONMENTAL HAZARDS

Section 6.01                                  REPRESENTATIONS AND WARRANTIES; COVENANTS OF GRANTOR.

(a)  Representations and Warranties.  Grantor hereby represents and warrants to Beneficiary that, as of the date hereof (i) except as disclosed to Beneficiary in that certain Environmental Report described on Exhibit C and delivered to Beneficiary (the “Environmental Report”), neither Grantor nor, to Grantor’s actual knowledge, any tenant, subtenant or occupant of the Property, has at any time placed, suffered or permitted the presence of any Hazardous Materials (as defined in Section 6.05) at, on, under, within or about the Property except for Permitted Materials (as hereinafter defined) and except as expressly approved by Beneficiary in writing, (ii) except as disclosed to Beneficiary in writing in the Environmental Report, all operations or activities upon the Property by Grantor, and any use or occupancy of the Property by Grantor are presently in compliance with all Requirements of Environmental Laws (as defined in Section 6.06), (iii) except as disclosed to Beneficiary in the Environmental Report, Grantor does not know of, and has not received, any written or oral notice or other communication from any person or entity (including, without limitation, a governmental entity) relating to (a) Hazardous Materials at the Property or any other property in reasonable proximity to the Property in violation of Requirements of Environmental Laws or the performance of Remedial Work pertaining thereto, (b) possible liability of any person or entity relating to the Property pursuant to any Requirements of Environmental Laws, (c) other adverse environmental conditions in connection with the Property or (d) any actual administrative or judicial proceedings in connection with any of the foregoing, and (iv) Grantor has truthfully and fully provided to Beneficiary, in writing, any and all information relating to environmental conditions in, on, under or from the Property that is known to Grantor and that is contained in Grantor’s files and records, including, without limitation, any reports relating to Hazardous Materials in, on, under or from the Property and/or to the environmental condition of the Property.  As used herein, the term “Permitted Materials” shall mean and be limited to (i) such cleaning fluids, office products and similar Hazardous Materials as are typically used by owners, managers, operators and tenants of properties similar to the Property in connection with the ownership, operation, maintenance, repair, management and/or leasing of such property, and (ii) with respect to passenger vehicles parking in the parking facilities located on the Land, motor fuel, oil, lubricants and similar substances typically contained within such vehicles, provided the same are only maintained in such quantities and are of such composition as not to pose a risk of a violation of  Environmental Laws and are at all times used, stored and disposed of in compliance with the Requirements of Environmental Laws.

(b)  Covenants.  Grantor hereby covenants and agrees with Beneficiary that (i) all operations or activities upon the Property by Grantor and any use or occupancy of the Property by Grantor shall be in compliance with all requirements of Environmental Laws, (ii) Grantor will use commercially reasonable efforts to assure that any tenant, subtenant or occupant of the Property shall in the future be in compliance with all Requirements of Environmental Laws applicable to their operations or activities at the Property, and (iii) Grantor shall not do and shall exercise commercially reasonable efforts not to permit any tenant or other user of the Property to do any act that impairs the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property.

Section 6.02                                  REMEDIAL WORK.  In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (collectively, the “Remedial Work”) is required at the Property or as a result of conditions at the Property under any Requirements of Environmental Laws, Grantor shall perform or cause to be performed the Remedial Work in compliance with the applicable law, regulation, order or agreement.  Unless otherwise agreed in writing by Beneficiary, all Remedial Work shall be performed by one or more contractors, selected by Grantor and reasonably approved in advance in writing by Beneficiary, and under the supervision of a consulting engineer, selected by Grantor and reasonably approved in advance in writing by Beneficiary.  All costs and expenses of Remedial Work shall be paid by Grantor including, without limitation, the charges of the contractor(s) and/or the consulting engineer, and Beneficiary’s reasonable attorneys’, architects’ and/or consultants’ fees and costs incurred in connection with monitoring or review of the Remedial Work.  In the event Grantor shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, the Remedial Work, Beneficiary may, but shall not be required to, cause such Remedial Work to be performed, subject to the provisions of Sections 11.5 and 11.6.  Notwithstanding anything to the contrary contained herein, Grantor shall have no obligation to Beneficiary (for reimbursement or otherwise) with respect to Remedial Work required as a direct result of (i) any grossly negligent or willful act of Beneficiary or its respective officers, agents, contractors, subcontractors or employees, or (ii) events or circumstances first occurring after a foreclosure of this Deed of Trust or other transfer of title to the Property in extinguishment of the Secured Indebtedness.

Section 6.03                                  ENVIRONMENTAL SITE ASSESSMENT.  Beneficiary shall have the right, if an Event of Default has occurred and is continuing, as frequently as Beneficiary may deem it appropriate in its sole discretion, to undertake, at the expense of Grantor, an environmental site assessment on the Property, including any testing that Beneficiary may determine, in its sole discretion, is necessary or desirable to ascertain the environmental condition of the Property and the compliance of the Property with Requirements of Environmental Laws.  Additionally, Beneficiary shall have the right to undertake, at Beneficiary’s expense, such additional environmental site assessments on the Property as Beneficiary from time to time deems advisable in its reasonable discretion.  Grantor shall cooperate fully with Beneficiary and its consultants performing such assessments and tests.

Section 6.04                                  UNSECURED OBLIGATIONS.  The lien of this Deed of Trust shall not secure (i) any obligations evidenced by or arising under the Indemnity Agreement (“Unsecured Obligations”), or (ii) any other obligations to the extent that they are the same or have the same effect as any of the Unsecured Obligations.  The Unsecured Obligations shall continue in full force, and any breach or default of any such obligations shall constitute a breach or default under this Deed of Trust but the proceeds of any foreclosure sale shall not be applied against Unsecured Obligations.  Nothing in this Section shall in any way limit or otherwise affect the right of Beneficiary to obtain a judgment in accordance with applicable law for any deficiency in recovery of all obligations that are secured by this Deed of Trust following foreclosure, notwithstanding that the deficiency judgment may result from diminution in the value of the Property by reason of any event or occurrence pertaining to Hazardous Materials or any Requirements of Environmental Laws.

Section 6.05                                  HAZARDOUS MATERIALS.

“Hazardous Materials” shall mean:

(a)  Those substances included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” or “solid waste” in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Section 9601 etseq.) (“CERCLA”), as amended by Superfund Amendments and Reauthorization Act of l986 (Pub. L. 99-499 100 Stat. 1613) (“SARA”), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 etseq.) (“RCRA”), and the Hazardous Materials Transportation Act, 49 U.S.C. Section 5101 etseq., and in the regulations promulgated pursuant to said laws, all as amended;

(b)  Those substances defined as "hazardous wastes" in the Texas Solid Waste Disposal Act (Texas Health & Safety Code, Title 5, Subtitle B), the Texas Clean Air Act (Texas Health & Safety Code, Title 5, Subtitle C), the Texas Pesticide Control Act (Tex. Agric. Code Ann. Section 76.001 etseq.) and Subchapter I of the Texas Water Code (V.T.C.A., Water Code Section 26.341 etseq.) and in the regulations promulgated pursuant to such laws;

(c)  Those chemicals known to cause cancer or reproductive toxicity, as published pursuant to the Texas Solid Waste Disposal Act (Texas Health & Safety Code, Title 5, Subtitle B), the Texas Clean Air Act (Texas Health & Safety Code, Title 5, Subtitle C), the Texas Pesticide Control Act (Tex. Agric. Code Ann. Section 76.001 etseq.) and Subchapter I of the Texas Water Code (V.T.C.A., Water Code Section 26.341 etseq.);

(d)  Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

(e)  Any material, waste or substance which is (A) petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel, or any mixture thereof, (B) asbestos, (C) polychlorinated biphenyls, (D) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Sections 1251 etseq. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317), (E) a chemical substance or mixture regulated under the Toxic Substances Control Act of 1976, 15 U.S.C. Sections 2601 etseq., (F) flammable explosives, or (G) radioactive materials; and

(f)  Such other substances, materials and wastes which are or become regulated as hazardous or toxic under applicable local, Texas or federal law, or the United States government, or which are classified as hazardous or toxic under federal, Texas, or local laws or regulations.

Section 6.06                                  REQUIREMENTS OF ENVIRONMENTAL LAWS.  “Requirements of Environmental Laws” shall mean all requirements of environmental, ecological or health (to the extent relating to environmental matters) laws or regulations or rules of common law related to the environmental condition of the Property, including, without limitation, all requirements imposed by any environmental permit, law, rule, order, or regulation of any federal, state, or local executive, legislative, judicial, regulatory, or administrative agency, which relate to (i) exposure to Hazardous Materials; (ii) pollution or protection of the air, surface water, ground water, land; (iii) solid, gaseous, or liquid waste generation, treatment, storage, disposal, or transportation; or (iv) regulation of the manufacture, processing, distribution and commerce, use, or storage of Hazardous Materials.

Article VII.

CASUALTY, CONDEMNATION AND RESTORATION

Section 7.01                                  GRANTOR’S REPRESENTATIONS.

Grantor represents and warrants, as of the date hereof, as follows:

(a)  Except as expressly approved by Beneficiary in writing, no casualty or damage to any part of the Property which would cost more than $50,000 to restore or replace has occurred which has not been fully restored or replaced.

(b)  No part of the Property has been taken in condemnation or other similar proceeding or transferred in lieu of condemnation, nor has Grantor received notice of any proposed condemnation or other similar proceeding affecting the Property.

(c)  There is no pending proceeding for the total or partial condemnation of the Property.

Section 7.02                                  RESTORATION.

(a)  Grantor shall give prompt written notice of any casualty to the Property to Beneficiary whether or not required to be insured against.  The notice shall describe the nature and cause of the casualty and the extent of the damage to the Property.  Grantor covenants and agrees to commence and diligently pursue to completion the Restoration.  Notwithstanding the foregoing, Grantor shall not be required to pursue or complete the Restoration if Beneficiary receives and thereafter fails to make available to Grantor Insurance Proceeds.

(b)  Grantor assigns to Beneficiary all Insurance Proceeds which Grantor is entitled to receive in connection with a casualty to the Property whether or not such insurance is required under this Deed of Trust.  In the event of any damage to or destruction of the Property, and provided (1) an Event of Default does not currently exist, and (2) Beneficiary has reasonably determined that (i) there has not been an Impairment of the Security (as defined in Section 7.02(c)), and (ii) the repair, restoration and rebuilding of any portion of the Property that has been partially damaged or destroyed (the “Restoration”) can be accomplished during the Term of the Loan in full compliance with all Requirements to substantially the same condition, character and general utility as nearly as possible to that existing immediately prior to the casualty and at least equal in value as that existing immediately prior to the casualty, the Net Insurance Proceeds shall be applied to the Cost of Restoration in accordance with the terms of this Article.  Beneficiary shall hold and disburse the Insurance Proceeds less the cost, if any, to Beneficiary of recovering the Insurance Proceeds including, without limitation, reasonable attorneys’ fees and expenses, and adjusters’ fees (the “Net Insurance Proceeds”) to the Restoration.

(c)  For the purpose of this Article, “Impairment of the Security” shall mean any or all of the following: (i) any of the Leases for more than 40,000 square feet existing immediately prior to the damage, destruction condemnation or casualty shall have been cancelled, or shall contain any exercisable right (unless such right is waived in writing) to cancel as a result of the damage, destruction or casualty; (ii) the casualty or damage occurs during the last year of the term of the Loan; or (iii) restoration of the Property is estimated to require more than one year to complete from the date of the occurrence.

(d)  If the Net Insurance Proceeds are to be used for the Restoration in accordance with this Article, Grantor shall comply with Beneficiary’s Requirements For Restoration as set forth in Section 7.04 below.  Upon Grantor’s satisfaction and completion of the Requirements For Restoration and upon confirmation that there is no Event of Default then existing, Beneficiary shall pay any remaining Restoration Funds (as defined in Section 7.04 below) then held by Beneficiary to Grantor.

(e)  In the event that the conditions for Restoration set forth in this Section have not been met, Beneficiary may, at its option, apply the Net Insurance Proceeds to the reduction of the Secured Indebtedness in such order as Beneficiary may determine and Beneficiary may declare the entire Secured Indebtedness immediately due and payable, it being understood that the right of Beneficiary to receive a Prepayment Fee in connection with such payment of the Secured Indebtedness shall be governed by the provisions of Section 9(d) of the Note.  After payment in full of the Secured Indebtedness, any remaining Restoration Funds shall be paid to Grantor.

Section 7.03                                  CONDEMNATION.

(a)  If the Property or any part of the Property is taken by reason of any condemnation or similar eminent domain proceeding, or by a grant or conveyance in lieu of condemnation or eminent domain (“Condemnation”), Beneficiary shall be entitled to all compensation, awards, damages, proceeds and payments or relief for the Condemnation (“Condemnation Proceeds”).  At its option, Beneficiary shall be entitled to commence, appear in and prosecute in its own name any action or proceeding or to make any compromise or settlement in connection with such Condemnation.  Grantor hereby irrevocably constitutes and appoints Beneficiary as its attorney-in-fact, which appointment is coupled with an interest, to commence, appear in and prosecute any action or proceeding or to make any compromise or settlement in connection with any such Condemnation.  Notwithstanding the foregoing, except during the continuation of an Event of Default hereunder, Beneficiary shall not exercise such power of attorney, nor shall any such settlement, adjustment or compromise by Beneficiary be made without Grantor’s prior written consent to the terms and conditions thereof, unless an Event of Default then exists hereunder, which consent shall not be unreasonably withheld, conditioned or delayed.

(b)  Grantor hereby assigns to Beneficiary all Condemnation Proceeds which Grantor is entitled to receive.  In the event of any Condemnation, and provided (1) an Event of Default does not currently exist, (2) Beneficiary has reasonably determined that (i) there has not been an Impairment of the Security, and (ii) the Restoration of any portion of the Property that has not been taken can be accomplished during the Term of the Loan in full compliance with all Requirements to substantially the same condition, character and general utility as nearly as possible to that existing immediately prior to the taking and at least equal in value as that existing immediately prior to the taking, then Grantor shall commence and diligently pursue to completion the Restoration.  Beneficiary shall hold and disburse the Condemnation Proceeds less the cost, if any, to Beneficiary of recovering the Condemnation Proceeds including, without limitation, reasonable attorneys’ fees and expenses, and adjusters’ fees  (the “Net Condemnation Proceeds”)  to the Restoration.

(c)  In the event the Net Condemnation Proceeds are to be used for the Restoration, Grantor shall comply with Beneficiary’s Requirements For Restoration as set forth in Section 7.04 below.  Upon Grantor’s satisfaction and completion of the Requirements For Restoration and upon confirmation that there is no Event of Default then existing, Beneficiary shall pay any remaining Restoration Funds (as defined in Section 7.04 below) then held by Beneficiary to Grantor.

(d)  In the event that the conditions for Restoration set forth in this Section have not been met, Beneficiary may, at its option, apply the Net Condemnation Proceeds to the reduction of the Secured Indebtedness in such order as Beneficiary may determine and Beneficiary may declare the entire Secured Indebtedness immediately due and payable, it being understood that the right of Beneficiary to receive a Prepayment Fee in connection with such payment of the Secured Indebtedness shall be governed by the provisions of Section 9(d) of the Note.  After payment in full of the Secured Indebtedness, any remaining Restoration Funds shall be paid to Grantor.

Section 7.04                                  REQUIREMENTS FOR RESTORATION.  Unless otherwise expressly agreed in a writing signed by Beneficiary, the following are the Requirements For Restoration:

(a)  If the Net Insurance Proceeds or Net Condemnation Proceeds are to be used for the Restoration, prior to the commencement of any Restoration work (the “Work”), Grantor shall provide Beneficiary for its review and written approval (i) to the extent damage is sufficient to require plans to restore, complete plans and specifications for the Work which (A) have been approved by all required governmental authorities, (B) have been approved by an architect reasonably satisfactory to Beneficiary (the “Architect”) and (C) are accompanied by Architect’s signed statement of the total estimated cost of the Work (the “Approved Plans and Specifications”); (ii) the amount of money (or a letter of credit in such amount, form, scope and substance acceptable to Beneficiary in its sole discretion) which Beneficiary reasonably determines will be sufficient when added to the Net Insurance Proceeds or Condemnation Proceeds to pay the entire cost of the Restoration (collectively referred to as the “Restoration Funds”), which Restoration Funds shall be held in an interest bearing account, with all interest earned therein becoming part of the Restoration Funds; (iii) evidence that the Approved Plans and Specifications and the Work are in compliance with all Requirements; (iv) an executed contract for construction with a contractor reasonably satisfactory to Beneficiary (the “Contractor”) in a form approved by Beneficiary in writing; and (v) a surety bond and/or guarantee of payment with respect to the completion of the Work.  The bond or guarantee shall be satisfactory to Beneficiary in form and amount and shall be signed by a surety or other entities who are acceptable to Beneficiary.

(b)  Grantor shall not commence the Work, other than temporary work to protect the Property or prevent interference with business, until Grantor shall have complied with the requirements of subsection (a) of this Section 7.04.  So long as there does not currently exist an Event of Default and the following conditions have been complied with or, in Beneficiary’s reasonable discretion, waived, Beneficiary shall disburse the Restoration Funds in increments to Grantor, from time to time as the Work progresses:

(i)  Grantor shall be in charge of the Work.

(ii)  Beneficiary shall disburse the Restoration Funds directly or through escrow with a title company selected by Grantor and reasonably approved by Beneficiary, upon not less than ten (10) days’ prior written notice from Grantor to Beneficiary and Grantor’s delivery to Beneficiary of (A) Grantor’s written request for payment (a “Request for Payment”) accompanied by a certificate by Architect in a form reasonably satisfactory to Beneficiary which states that (a) all of the Work completed to that date has been completed in substantial compliance with the Approved Plans and Specifications and in accordance with all Requirements, (b) the amount requested has been paid or is then due and payable and is properly a part of the cost of the Work, and  (c) when added to all sums previously paid by Beneficiary, the requested amount does not exceed the value of the Work completed to the date of such certificate; and (B) evidence satisfactory to Beneficiary that the balance of the Restoration Funds remaining after making the payments shall be sufficient to pay the balance of the cost of the Work.  Each Request for Payment shall be accompanied by (x) waivers of liens covering that part of the Work previously paid for, if any (y) a title search or by other evidence reasonably satisfactory to Beneficiary that no mechanic’s or materialmen’s liens or other similar liens for labor or materials supplied in connection with the Work  have been filed against the Property and not discharged of record (or if such liens exist, adequate security (including, if applicable, a bond in form and substance satisfactory to Beneficiary) shall have been provided therefor, provided that in all events any lien must be discharged, released or adequately bonded around, in a manner satisfactory to Beneficiary, within thirty (30) days after receipt of notice of its existence but in all events prior to the foreclosure thereof), and (z) an endorsement to Beneficiary’s title policy insuring that no encumbrance exists on or affects the Property other than the Permitted Exceptions and such other matters as Beneficiary may approve in writing; provided, that if such endorsement is not available under applicable title insurance regulations, each Request for Payment shall be accompanied by a title search showing no new encumbrances exiting on or affecting the Property other than the Permitted Exceptions and such other matters as Beneficiary may approve in writing.

(iii)  The final Request for Payment shall be accompanied by (a) a final certificate of occupancy or other evidence of approval of appropriate governmental authorities for the use and occupancy of the Improvements, (b) evidence that the Restoration has been completed in substantial accordance with the Approved Plans and Specifications and in accordance with all Requirements, (c) evidence that the costs of the Restoration have been paid in full (or with the application of the sums requested in such final Request for Payment will be paid in full), and (d) evidence that no mechanic’s or similar liens for labor or material supplied in connection with the Restoration are outstanding against the Property, including  final waivers of liens covering all of the Work and an endorsement to Beneficiary’s title policy insuring that no encumbrance exists on or affects the Property other than the Permitted Exceptions and such other matters as Beneficiary may approve in writing; provided, that if such endorsement is not available under applicable title insurance regulations, the final Request for Payment shall be accompanied by a title search showing no new encumbrances exiting on or affecting the Property other than the Permitted Exceptions and such other matters as Beneficiary may approve in writing.

(c)  If (i) within sixty (60) days after the occurrence of any damage, destruction or condemnation requiring Restoration and plans and specifications are required in connection therewith, Grantor fails to submit to Beneficiary and receive from Beneficiary Beneficiary’s approval of the applicable plans and specifications or after such approval is obtained fails to deposit with Beneficiary the additional amount necessary to accomplish the Restoration as provided in subparagraph (a) above, or (ii) after such plans and specifications are approved by all such governmental authorities and Beneficiary, Grantor fails to commence promptly or diligently continue to completion the Restoration, or (iii) Grantor becomes delinquent in payment to mechanics, materialmen or others for the costs incurred in connection with the Restoration and has not protected Beneficiary against the consequences thereof by bonding over in a manner reasonably satisfactory Beneficiary, or (iv) there exists an Event of Default, then, in addition to all of the rights herein set forth and after ten (10) days’ written notice of the non-fulfillment of one or more of these conditions, Beneficiary may apply the Restoration Funds to reduce the Secured Indebtedness in such order as Beneficiary may determine, and at Beneficiary’s option and in its sole discretion, Beneficiary may declare the Secured Indebtedness immediately due and payable, but no Prepayment Fee shall be payable except in accordance with Section 9(d) of the Note.

Article VIII.

REPRESENTATIONS OF GRANTOR

Section 8.01                                  ERISA.  Grantor hereby represents, warrants and agrees that: (i) it is acting on its own behalf and that it is not an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to Title 1 of ERISA, nor a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (each of the foregoing hereinafter referred to collectively as a “Plan”); (ii) Grantor’s assets do not constitute “plan assets” of one or more such Plans within the meaning of Department of Labor Regulation Section 2510.3-101; and  (iii) it will not be reconstituted as a Plan or as an entity whose assets constitute “plan assets”.

Section 8.02                                  NON-RELATIONSHIP.  Neither Grantor nor any direct partner of Grantor is (i) a director or officer of Beneficiary, (ii) a parent, son or daughter of a director or officer of Beneficiary, or a descendent of any of them, (iii) a stepparent, adopted child, stepson or stepdaughter of a director or officer of Beneficiary, or (iv) a spouse of a director or officer of Beneficiary.

Section 8.03                                  NO ADVERSE CHANGE.

Grantor represents and warrants that, as of the date hereof:

(a)  There has been no material adverse change from the conditions shown in the application submitted for the Loan by Grantor (“Application”) or in the materials submitted in connection with the Application in the credit rating or financial condition of Grantor or its general partner (collectively, “Grantor’s Constituents”).

(b)  Grantor has delivered to Beneficiary  true and correct copies of all Grantor’s organizational documents and except as expressly approved by Beneficiary in writing, there have been no changes in Grantor’s Constituents since the date that the Application was executed by Grantor.

(c)  Neither Grantor, nor any of the Grantor’s Constituents, is involved in any bankruptcy, reorganization, insolvency, dissolution or liquidation proceeding, and to the best knowledge of Grantor, no such proceeding is contemplated or threatened.

(d)  Grantor has received reasonably equivalent value for the granting of this Deed of Trust.

(e)  Neither Grantor nor any direct partner of Grantor has been convicted of, or been indicted for a felony criminal offense.

(f)  Neither Grantor nor any direct partner of Grantor is in default under any mortgage, deed of trust, note, loan or credit agreement.

(g)  Neither Grantor nor any direct partner of Grantor is involved in any litigation, arbitration, or other proceeding or governmental investigation pending which if determined adversely would materially adversely affect Grantor’s ability to perform in accordance with the Loan Documents.

Section 8.04                                  FOREIGN INVESTOR.  Grantor represents and warrants that neither Grantor nor any of Grantor’s direct partners are a “foreign person” within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of 1986, and the amendments of such Code or Regulations as promulgated pursuant to such Code.  Grantor is a “disregarded entity” within the meaning of such Code or Regulations.

Section 8.05                                  PATRIOT ACT/PROHIBITED PERSON.

(a)  Neither Grantor, nor any person holding a controlling interest in Grantor, is (i) engaged in any money laundering in violation of the AML Laws (as hereinafter defined), including the Patriot Act (as hereinafter defined) or (ii) a Prohibited Person (as hereinafter defined).  No person has a direct or indirect controlling interest (as hereinafter defined) in Grantor other than as disclosed to Beneficiary.

(b)  Grantor shall notify Beneficiary promptly upon its senior management obtaining actual knowledge (without any duty to conduct any investigation or inquiry except to the extent, if any, required by applicable law) that Grantor or any person owning any direct or indirect controlling interest in Grantor, is or becomes (i) engaged in any money laundering in violation of the AML Laws or (ii) a Prohibited Person.

(c)  For the purposes of this Section 8.05:

(i)  “AML Laws” shall mean money laundering and anti-terrorist laws, rules, regulations and executive orders of the United States, including the Patriot Act and those issued by the U.S. Office of Foreign Asset Control and the U.S. Department of Treasury, all as amended from time to time.

(ii)  “controlling interest” with respect to any entity shall mean either (A) ownership directly or indirectly of more than 50% of all equity interests in such entity or (B) the possession, directly or indirectly, of the power to direct or cause the direction of the day to day management and policies of such entity, through the ownership of voting securities, by contract or otherwise.

(iii)  “Patriot Act” shall mean Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time.

(iv)  “Prohibited Person” shall mean (A) any individual or entity listed in the Annex to, or which is otherwise subject to the provisions of Section 1 of, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism, (B) any individual or entity that is named as a “specifically designated national (SDN)” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website (http://www.treas.gov/offices/eotffc/ofac/sdn/t11sdn.pdf) or at any replacement website or other replacement official publication of such list or is named on any other similar U.S. or foreign government or regulatory list issued post 9/11/01, (C) any terrorist organizations or narcotics traffickers, including those individuals or entities that are included on any lists of persons with whom Grantor is prohibited from transacting business and maintained by the U.S. Office of Foreign Assets Control.

Section 8.06                                  BROKERS.  Grantor hereby represents and warrants that Churchill Capital (“Broker”) is its broker in connection with the Loan, and Grantor agrees to pay the fees of Broker in accordance with the written agreement between Grantor and Broker.  Beneficiary shall have no obligations for, and Grantor hereby indemnifies and holds Beneficiary harmless from, the payment of any brokerage commissions or fees of any kind and any legal fees and/or expenses incurred by Beneficiary in connection with any claims for brokerage commissions or fees with respect to the Loan by anyone claiming by, through or under Grantor.  Grantor acknowledges that Beneficiary may be affiliated with, or may have been involved in other transactions with Broker, and Grantor agrees that it shall have no rights against Beneficiary or defenses to Grantor’s obligations under the Loan Documents because of any such relationship.

Section 8.07                                  SECURITIES LAWS.  The limited partnership interests evidenced by the Grantor’s Organizational Documents have been issued in accordance with all applicable federal and state securities laws, or authorized exemptions from such securities laws, including, but not limited to, the Securities Act of 1933, as amended, the Securities and Exchange Act of 1934, as amended.  The limited partnership interests of Grantor have not been issued in violation of any federal, state or local securities law, and to the extent that these securities have been issued in reliance on exemptions from such federal or state securities law, all necessary steps have been taken to qualify for such exemptions.  The limited partners of Grantor have been properly notified of all applicable securities laws and related restrictions on their ability to transfer, sell or otherwise dispose of their partnership interests in Grantor.  Except for identification of Beneficiary as a lender to Grantor, the name of Beneficiary will not be in any of the offering materials provided or to be provided to any person, including but not limited to any of the limited partners of Grantor. There has not been any representation, whether written, oral or otherwise, that Beneficiary in any way has participated or endorsed the offering of the partnership interests in Grantor.

Article IX.

EXCULPATION AND LIABILITY

Section 9.01                                  LIABILITY OF GRANTOR.

(a)  Notwithstanding anything contained herein or in the other Loan Documents to the contrary, upon the occurrence of an Event of Default, except as provided in this Section 9.01, Beneficiary will look solely to the Property and the security under the Loan Documents for the repayment of the Loan and will not enforce a deficiency judgment against Grantor or any direct or indirect partner, member or shareholder or other holder of a beneficial interest in Grantor.  However, nothing contained in this section shall limit the rights of Beneficiary to proceed against Grantor (but not its direct or indirect partners, members, shareholders or other holders of any beneficial interests in Grantor) (i) to enforce any Leases entered into by Grantor or its affiliates as tenant, or guarantees, or other agreements entered into by Grantor in a capacity other than as borrower or any policies of insurance; (ii) to recover damages for fraud, intentional material misrepresentation or breach of warranty or intentional physical waste; (iii) to recover any Condemnation Proceeds or Insurance Proceeds or other similar funds which have been misapplied by Grantor or which, under the terms of the Loan Documents, should have been paid to Beneficiary; (iv) to recover any tenant security deposits, tenant letters of credit or other deposits or fees paid to Grantor and not applied to rent or returned to tenants pursuant to the terms of the tenant leases that are part of the collateral for the Loan or prepaid rents for a period of more than 30 days which have not been delivered to Beneficiary; (v) to recover Rents and Profits received by Grantor during the period beginning six (6) months prior to the date a notice of acceleration of maturity of the Note is delivered to Grantor through the date Beneficiary acquires title to the Property which have not been applied to the Loan or in accordance with the Loan Documents for leasing, repair, management, operating and maintenance expenses of the Property, insurance premiums, Imposition deposits, deposits into a reserve for replacements or taxes upon the Property or any other sum required to be paid under the Loan Documents, but only to the extent Rents and Profits were available but not so applied; (vi) to recover damages, costs and expenses arising from, or in connection with Article VI of this Deed of Trust pertaining to hazardous materials or any warranty in the Indemnity Agreement; and (vii) to recover damages arising from Grantor’s failure to comply with Section 8.01 of this Deed of Trust pertaining to ERISA.  If Beneficiary exercises the rights and remedies of an unsecured creditor in accordance with the preceding sentence, Grantor promises to pay to Beneficiary, on demand by Beneficiary following such exercise, all amounts owed to Beneficiary pursuant to this Section 9.01, and Grantor agrees that it (but not any direct or indirect partner, member, shareholder or other holder of a beneficial interest in Grantor) will be personally liable for the payment of all such sums.

(b)  Notwithstanding the foregoing, the limitation of liability set forth in this Section 9.01 shall not apply and the Loan shall be fully recourse to Grantor (but not to any direct or indirect partner, member, shareholder or other holder of beneficial interests in Grantor) in the event that (i) a Transfer occurs without the consent of Beneficiary (other than a transfer which is permitted without Beneficiary’s consent pursuant to the terms of Section 10.01 of this Deed of Trust or pursuant to Section 3.3 or Section 3.4 of the Loan Facility Agreement), (ii) a Subordinate Financing occurs in violation of Section 10.02 of this Deed of Trust without the consent of Beneficiary (other than a Credit Facility Pledge which is permitted without Beneficiary’s consent pursuant to the terms of Section 10.02 of this Deed of Trust), (iii) Grantor commences a voluntary proceeding under applicable federal bankruptcy law, or (iv) a collusive involuntary proceeding under applicable federal bankruptcy law is commenced against Grantor and is not dismissed within 120 days.  In addition, this agreement shall not waive any rights which Beneficiary would have under any provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Secured Indebtedness or to require that the Property shall continue to secure all of the Secured Indebtedness.

Article X.

CHANGE IN OWNERSHIP, CONVEYANCE OF PROPERTY

Section 10.01                                  CONVEYANCE OF PROPERTY, CHANGE IN OWNERSHIP AND COMPOSITION.

(a)  Except as otherwise expressly provided in this Section 10.01 or in Section 3.3 or Section 3.4 of the Loan Facility Agreement, Grantor shall not cause or permit directly or indirectly: (i) the Property or Grantor’s interest in the Property, to be conveyed, transferred, assigned, encumbered, sold or otherwise disposed of; or (ii)  any transfer, assignment or conveyance of any interest in Grantor or in the partners, or stockholders, or members or beneficiaries of, Grantor or of any of Grantor’s Constituents or (iii) any merger, reorganization, dissolution or other change in the ownership structure of Grantor or any of the general partners of Grantor, including, without limitation, any conversion of Grantor or any general partner of Grantor from a general partnership to a limited partnership, a limited liability partnership or a limited liability company (collectively, “Transfers”).

(b)  The prohibitions on transfer shall not be applicable to (i) transfers of ownership as a result of the death, or in connection with estate planning, of a natural person to a spouse, son or daughter or descendant of either, or to a stepson or stepdaughter or descendant of either, or to trusts for the benefit of such family members, or (ii) Leases approved or deemed approved pursuant to the terms of this Deed of Trust, or (iii) any transfer in connection with Condemnation, or (iv) liens in compliance with Section 2.09 or 7.04(c). In addition, the prohibitions on transfer shall not be applicable to the transfer of all of the indirect ownership interests in Grantor pursuant to the Credit Facility Pledge (as defined in Section 10.02 below), as the result of a default under the Credit Agreement (as defined in Section 10.02 below) so long as the transferee is a Qualified Institutional Investor (as defined below) and so long as Grantor pays to Beneficiary all out of pocket costs and expenses incurred by Beneficiary in connection with any proposed Transfer pursuant to the preceding, including without limitation, reasonable attorneys’ fees and costs.  As used herein, the term “Qualified Institutional Lender” and “Qualified Institutional Investor” shall mean any insurance company, bank, investment bank, savings and loan association, trust company, commercial credit corporation, pension plan, pension fund or pension fund advisory firm, mutual fund or other investment company, government entity or plan, “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (other than a broker/dealer), or real estate investment trust, in each case having at least $200,000,000 in capital/statutory surplus, shareholder’s equity or net worth, as applicable, and being experienced in making commercial real estate loans or otherwise investing in commercial real estate. Any corporation, partnership, joint venture, limited liability company or trust created and controlled by any of the foregoing entities shall also be deemed a “Qualified Institutional Investor”.

(c)  Notwithstanding anything contained in Loan Documents to the contrary, and provided  there is no Event of Default under the Loan Documents or the Indemnity Agreement as of the time of the transfer, the following transfers, done at Grantor’s sole cost and expense, shall be deemed “Permitted Transfers” and the entities to which the transfer is made shall be deemed “Permitted Transferees” and shall not require Beneficiary’s prior written approval:

(i)  Any assignments or transfers of interests among, between, to or from Hines Affiliates so long as (a) Hines Affiliates continue to control, directly or indirectly, the management and operations of the investment advisor of Hines Real Estate Investment Trust, Inc., a publicly traded Maryland real estate investment trust (“Hines REIT”), (b) Hines REIT continues to be the general partner of and retains management and operational control of Hines REIT Properties, L.P., a Delaware limited partnership (“Operating Partnership”), (c) Operating Partnership continues to own directly all of the interests in Hines Facility and (d) Hines Facility continues to own, directly or indirectly, all of the partnership interests in Grantor and retains management and operational control of the Grantor and the Property;

(ii)  Any assignments, transfers, pledges, encumbrances, hypothecations or redemptions of limited partnership interests, or issuance of new limited partnership interests, in Operating Partnership or Hines Facility, so long as (a) Hines Affiliates continue to control, directly or indirectly, the management and operation of the investment advisor of Hines REIT, and (b) Hines REIT continues to be the general partner of and retains management and operational control of Operating Partnership and Operating Partnership continues to be the member of and retains management and operational control of Hines Facility;

(iii)  Any assignments, transfers, pledges, encumbrances, hypothecations, redemptions of shares, stock or other interests, or issuance of new shares, stock, or other interests, in Hines REIT so long as a Hines Affiliates continue to control, directly or indirectly, the management and operation of the investment advisor of Hines REIT;

(iv)  Any assignments, transfers, pledges, encumbrances, hypothecations, redemptions of shares, stock, partnership or other interests, or issuance of new shares, stock, partnership or other interests in any direct or indirect owner or holder of beneficial interests in Hines REIT or in Operating Partnership so long as clauses (a), (b) and (c) of subparagraph (i) above are satisfied.

A “Hines Affiliate” or “Hines Affiliates” shall mean any partnership, limited liability company, corporation, trust or other entity owned (wholly or partially, directly or indirectly) and controlled (directly or indirectly) by Gerald D. Hines, Jeffery C. Hines, Hines Interests Limited Partnership, a Delaware limited partnership (“HILP”), trusts established for the benefit of the Hines Family (as defined below), or in the event of the death or disability of Jeffery C. Hines and/or Gerald D. Hines, the estate of either of them.  As used herein, the “Hines Family” shall mean Gerald D. Hines and/or Jeffery C. Hines, their respective parents, brothers and sisters, their respective spouses and children and/or grandchildren of any of the foregoing (including children or grandchildren by adoption).  For the avoidance of doubt, Hines Real Estate Investment Trust, Inc. shall be deemed to be a “Hines Affiliate” for all purposes under this Article 10.

The parties agree that the terms of this Section 10.01 shall in all cases be subject to the terms of Section 4.9 of the Loan Facility Agreement, and accordingly in the event of an inconsistency between the terms of this Section 10.01 and Section 4.9 of the Loan Facility Agreement, Section 4.9 of the Loan Facility Agreement shall govern and control.

Section 10.02                                  PROHIBITION ON SUBORDINATE FINANCING.  Grantor shall not incur or permit the incurring of any of the following (each of the following referred to as “Subordinate Financing”): (i) any financing in addition to the Loan that is secured by a lien, security interest or other encumbrance of any part of the Property (but excluding any encumbrance of Grantor’s interest in Personal Property arising out of purchase money debt for, or the leasing of, equipment or other personal property items, which shall be allowed), or (ii) any pledge or other similar encumbrance of the interest of a partner, member or shareholder or holder of any other beneficial interest in Grantor; except for a pledge (the “Credit Facility Pledge”) of 100% of the ownership interests in Hines Facility, which Hines Facility is the direct parent of and owner of 100% of the interests in Grantor (it being agreed, for the avoidance of default, that under no circumstances shall a pledge of the direct ownership interests in Grantor be permitted),  which Credit Facility Pledge secures (x) a Credit Agreement in the original principal amount of $250,000,000 with an accordian to $350,000,000 dated as of September 9, 2005 (amended November 8, 2006) between Operating Partnership and KeyBank National Association, a national banking association (“KeyBank”), as Administrative Agent, and the lending institutions party to or as may become parties to the Credit Agreement, as supplemented, amended, extended or renewed on substantially similar economic and material business terms from time to time, or (y) any refinancing or replacement thereof on substantially similar economic and material business terms provided by KeyBank or other Qualified Institutional Lender (the Credit Agreement as described in the foregoing clauses (x) and (y) is referred to herein collectively, as the “Credit Agreement”), provided that the Credit Agreement shall not be secured by a lien, pledge or security interest or other encumbrance of any part of the Property of Grantor.

Section 10.03                                  RESTRICTIONS ON ADDITIONAL OBLIGATIONS.  During the term of the Loan, Grantor shall not, without the prior written consent of Beneficiary, become liable with respect to any indebtedness or other obligation except for (i) the Loan, (ii) Leases entered into in the ordinary course of owning and operating the Property for the Use, (iii) other liabilities incurred in the ordinary course of owning and operating the Property for the Use but excluding any loans or borrowings, (iv) liabilities or indebtedness disclosed in writing to and approved by Beneficiary on or before the Execution Date, and (v) any other single item of indebtedness or liability which does not exceed $500,000 or, when aggregated with other items or indebtedness or liability, does not exceed $1,000,000.

Section 10.04                                  STATEMENTS REGARDING OWNERSHIP.  Grantor agrees to submit or cause to be submitted to Beneficiary within ten (10) days after request by Beneficiary, a sworn, notarized certificate, signed by an authorized (i) individual who is Grantor or one of the individuals comprising Grantor, (ii) member of Grantor, (iii) partner of Grantor or (iv) officer of Grantor (or an officer of Grantor’s general partner), as the case may be, stating whether (x) any part of the Property, or any interest in the Property, has been conveyed, transferred, assigned, encumbered, or sold, and if so, to whom (excluding Leases); (y) any conveyance, transfer, pledge or encumbrance of any direct interest in Grantor has been made by Grantor and if so,  to whom; or (z) there has been any change in the direct individual(s) comprising Grantor or in the direct partners, members, stockholders or beneficiaries in Grantor from those on the Execution Date, and if so, a description of such change or changes.

Article XI.

DEFAULTS AND REMEDIES

Section 11.01                                  EVENTS OF DEFAULT.  Any of the following shall be deemed to be a material breach of Grantor’s covenants in this Deed of Trust and shall constitute a default (“Event of Default”):

(a)  The failure of Grantor to pay any installment of principal, interest or principal and interest, any required escrow deposit or any other sum required to be paid under any Loan Document, whether to Beneficiary or otherwise, within seven (7) days after Beneficiary shall have given Grantor written notice of the due date of such payment (provided, however, such written notice shall not be required more than once in any period of twelve (12) consecutive months, and after such written notice shall have been given once during any such 12-month period, Grantor shall be in default hereunder if such sums remain unpaid for more than seven (7) days after the due date thereof).

(b)  The failure of Grantor to perform or observe any other term, provision, covenant, condition or agreement under any Loan Document, for a period of more than thirty (30) days after receipt of notice of such failure (or, if applicable, for such shorter period as is expressly provided in such documents prior to the occurrence of an Event of Default); provided, however, if such failure cannot be cured within such 30-day period (and if such default is not a monetary default), Grantor shall have such additional period of time as shall be reasonably necessary to effect the cure thereof provided Grantor promptly institutes the appropriate curative action within such 30-day period and diligently pursues same, but in no event more than sixty (60) days (including the original 30-day period) in the aggregate.

(c)  The filing by Grantor or one of the Liable Parties (an “Insolvent Entity”) of a voluntary petition or application for relief in bankruptcy, the filing against an Insolvent Entity of an involuntary petition or application for relief in bankruptcy which is not dismissed within one hundred twenty (120) days, or an Insolvent Entity’s adjudication as a bankrupt or insolvent, or the filing by an Insolvent Entity of any petition, application for relief or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law, code or regulation relating to bankruptcy, insolvency or other relief for debtors, or an Insolvent Entity’s seeking or consenting to or acquiescing in the appointment of any trustee, custodian, conservator, receiver or liquidator of an Insolvent Entity or of all or any substantial part of the Property or of any or all of the Rents and Profits, or the making by an Insolvent Entity of any general assignment for the benefit of creditors, or the admission in writing by an Insolvent Entity of its inability to pay its debts generally as they become due;

(d)  If any warranty, representation, certification, financial statement or other information made or furnished at any time pursuant to the terms of the Loan Documents by Grantor, or by any person or entity otherwise liable under any Loan Document shall be materially false or misleading (provided, however, if Grantor or such person or entity, as applicable, in good faith believed such warranty, representation, certification, financial statement or other information to be true in all material respects when made, then, to the extent any such breach of warranty, representation, certification, financial statement or other information is curable, Grantor shall have ten (10) days after receipt of written notice from Beneficiary that such warranty, representation, certification, financial statement or other information is materially false or misleading in which to take and complete such action as is required so that such warranty, representation, certification, financial statement or other information is true and correct in all material respects as of the end of such 10-day period);

(e)  If Grantor shall suffer or permit the Property, or any part of the Property, to be used in a manner which would reasonably be expected to, if continued, (1) impair Grantor’s title to the Property, (2) create rights of adverse use or possession, or (3) constitute an implied dedication of any part of the Property; provided, however, that no event described in this subsection (e) shall be deemed an Event of Default until the expiration of the cure period set forth in Subsection 11.01(b) above, unless prior to the expiration of the cure period such event (x) impairs Grantor’s title to the Property, (y) creates rights of adverse use or possession, or (z) constitutes an implied dedication of any part of the Property;

(f)  If Grantor shall default under the Indemnity Agreement;

(g)  The occurrence of an Event of Default under any of the Other Mortgages; or

(h)           The occurrence of an Event of Default under the Loan Facility Agreement.

Section 11.02                                  REMEDIES UPON DEFAULT.  Upon the happening of an Event of Default, the Secured Indebtedness shall, at the option of Beneficiary, become immediately due and payable, without further notice or demand, and Beneficiary may undertake any one or more of the following remedies:

(a)  Foreclosure.  Institute a foreclosure action in accordance with the law of the State, or take any other action as may be allowed, at law or in equity, for the enforcement of the Loan Documents and realization on the Property or any other security afforded by the Loan Documents.  In the case of a judicial proceeding, Beneficiary may proceed to final judgment and execution for the amount of the Secured Indebtedness owed as of the date of the judgment, together with all costs of suit, reasonable attorneys’ fees and interest on the judgment at the maximum rate permitted by law from the date of the judgment until paid.  If Beneficiary is the purchaser at the foreclosure sale of the Property, the foreclosure sale price shall be applied against the total amount due Beneficiary; and/or

(b)  Power of Sale.  Authorize and empower Trustee, his successor or substitute (i) to sell the Property or any part thereof situated in the State at the courthouse door of any county in the State in which any part of the Property is situated, at public venue to the highest bidder for cash between the hours of 10 o'clock a.m. and 4 o'clock p.m. on the first Tuesday in any month, after (A) advertising the time, place and terms of said sale, and the Property to be sold, by posting for at least twenty-one (21) days preceding the date of said sale written or printed notice (hereinafter referred to as the "Notice of Sale") of the time, place and terms of such sale at the courthouse door of each county in which the Property to be sold or any part thereof is situated, and (B) filing, at least twenty-one (21) days prior to the date of said sale, a copy of the Notice of Sale in the office of the County Clerk of each county in which the Property to be sold or any part thereof is situated, and paying all necessary costs and expenses incident to each such filing, and (C) in addition, after serving written notice of the proposed sale by certified mail at least twenty-one (21) days preceding the date of sale on each debtor obligated to pay the Secured Indebtedness, at the most recent address of such debtor as shown by the records of Beneficiary; or (ii) to sell the same at such other time, place and in accordance with such procedures and requirements as may hereafter be provided by the laws of the State, all in accordance with the following requirements:

(i)  The sale by Trustee of any of the Property in accordance with the provisions of clause (i) of the immediately preceding sentence shall take place in the area at the courthouse in the county designated for such purpose by the commissioner's court of said county, and in the event that no area has been designated by such commissioner's court, then the Notice of Sale shall designate an area at the county courthouse where the sale shall take place and, in such event, the sale shall be conducted by the Trustee at the area designated in the Notice of Sale.  The Notice of Sale shall contain a statement of the earliest time at which such sale will occur and the sale shall begin at the time stated in the Notice of Sale or not later than three (3) hours after such time.

(ii)  Any sale made by Trustee hereunder may be of the entire Property or such portions thereof as Beneficiary may request, and any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by law.  The sale by Trustee of only a portion of the Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sales under such power until the entire Property shall be sold; and, if the proceeds of such sale or sales, as the case may be, of a portion of the Property shall be less than the Secured Indebtedness and the cost and expenses incurred in connection with pursuing Beneficiary's rights and remedies hereunder, this Deed of Trust and the lien hereof shall remain in full force and effect as to the unsold portion of the Property just as though no sale had been made; provided, however, that Grantor shall never have any right to require the sale of less than the whole of the Property, but the Beneficiary shall have the right, at its sole election, to request the Trustee to sell less than the whole of the Property.

(iii)  After each sale, Trustee shall make to the purchaser or purchasers at such sale good and sufficient conveyances in the name of Grantor, conveying the property so sold to the purchaser or purchasers in fee simple with general warranty of title, subject to the Permitted Exceptions, and shall receive the proceeds of said sale or sales and apply the same as herein provided.

(iv)  The power of sale granted herein shall not be exhausted by any sale held hereunder by Trustee or his substitute or successor, and such power of sale may be exercised from time to time and as many times as the Beneficiary may deem necessary until all of the Property has been duly sold and all Secured Indebtedness has been fully paid.  In the event any sale hereunder is not completed or is defective in the opinion of Beneficiary, such sale shall not exhaust the power of sale hereunder and Beneficiary shall have the right to cause a subsequent sale or sales to be held hereunder.  Any and all statements of fact or other recitals made in any deed or deeds given by the Trustee or any successor or substitute appointed hereunder as to nonpayment of the Secured Indebtedness secured hereby or as to the occurrence of any default, or as to Beneficiary having declared all of such indebtedness to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to the refusal, failure or inability to act of the Trustee or any substitute or successor trustee, or as to any other act or thing having been duly done by the Beneficiary or by such Trustee, his substitute or successor, shall be taken as prima facie evidence of the truth of the facts so stated and recited.  Trustee, his successor or substitute, may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Trustee, including the posting of notices and the conduct of sale, but in the name and on behalf of Trustee, his successor or substitute.

(v)  Beneficiary shall have the right to become the purchaser at any sale held by any Trustee, his substitute or successor or by any receiver or public officer, and any Beneficiary purchasing at any such sale shall have the right to credit upon the amount of the bid made therefor, to the extent necessary to satisfy such bid, the Secured Indebtedness.

(vi)  In the event of a foreclosure under the powers granted by this Deed of Trust, Grantor, and all other persons in possession of any part of the Property shall be deemed tenants at will of the purchaser at such foreclosure sale and shall be liable for a reasonable rental for the use of the Property; and if any such tenants refuse to surrender possession of the Property upon demand, the purchaser shall be entitled to institute and maintain the statutory action of forcible entry and detainer and procure a writ of possession thereunder, and Grantor expressly waives all damages sustained by reason thereof; and/or

(c)  Entry.  Enter into possession of the Property, lease the Improvements, collect all Rents and Profits and, after deducting all costs of collection and administration expenses, apply the remaining Rents and Profits in such order and amounts as Beneficiary, in Beneficiary’s sole discretion, may elect to the payment of Impositions, operating costs, costs of maintenance, restoration and repairs, Premiums and other charges, including, but not limited to, costs of leasing the Property and reasonable fees and costs of counsel and receivers, and in reduction of the Secured Indebtedness; and/or

(d)  Receivership.  Have a receiver appointed to enter into possession of the Property, lease the Property, collect the Rents and Profits  and apply them as the appropriate court may direct.  Beneficiary shall be entitled to the appointment of a receiver without the necessity of proving either the inadequacy of the security or the insolvency of Grantor or any of the Liable Parties.  Grantor and Liable Parties shall be deemed to have consented to the appointment of the receiver.  The collection or receipt of any of the Rents and Profits by Beneficiary or any receiver shall not affect or cure any Event of Default.

(e)  Remedies Cumulative.  All remedies herein expressly provided for are cumulative of any and all other remedies existing at law or in equity and are cumulative of any and all other remedies provided for in any other Loan Document and Trustee and the Beneficiary shall, in addition to the remedies herein provided, be entitled to avail themselves of all such other remedies as may now or hereafter exist at law or in equity for the collection of the Secured Indebtedness, the enforcement of the covenants herein and the foreclosure of the liens and security interests evidenced hereby, and, subject to applicable law, the resort to any remedy provided for hereunder or under any such other Loan Document provided for by law shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

Section 11.03                                  INTEREST PROVISIONS

(a)  Savings Clause.  It is expressly stipulated and agreed to be the intent of Grantor and Beneficiary at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the Note or the Related Indebtedness (as herein defined) (or applicable United States federal law to the extent that it permits Beneficiary to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law).  If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to the Note, any of the other Loan Documents or any other communication or writing by or between Grantor and Beneficiary related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged or received by reason of Beneficiary's exercise of the option to accelerate the maturity of the Note and/or the Related Indebtedness, or (iii) Grantor will have paid or Beneficiary will have received by reason of any voluntary prepayment by Grantor of the Note and/or the Related Indebtedness, then it is Grantor's and Beneficiary's express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Beneficiary shall be credited on the principal balance of the Note and/or the Related Indebtedness without payment of the Prepayment Fee (or, if the Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Grantor), and the provisions of the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Note has been paid in full before the end of the stated term of the Note, then Grantor and Beneficiary agree that Beneficiary shall, with reasonable promptness after Beneficiary discovers or is advised by Grantor that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Grantor and/or credit such excess interest against the Note and/or any Related Indebtedness then owing by Grantor to Beneficiary without payment of the Prepayment Fee.  Grantor hereby agrees that as a condition precedent to any claim seeking usury penalties against Beneficiary, Grantor will provide written notice to Beneficiary, advising Beneficiary in reasonable detail of the nature and amount of the violation, and Beneficiary shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Grantor or crediting such excess interest against the Note and/or the Related Indebtedness then owing by Grantor to Beneficiary without payment of the Prepayment Fee.  All sums contracted for, charged or received by Beneficiary for the use, forbearance or detention of any debt evidenced by the Note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of the Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Note and/or the Related Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Note and/or the Related Indebtedness for so long as debt is outstanding.  In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the Note and/or the Related Indebtedness.  Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Beneficiary to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

(b)  Definitions.  As used herein, the term "Maximum Lawful Rate" shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Beneficiary in accordance with the applicable laws of the State (or applicable United States federal law to the extent that it permits Beneficiary to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges (as herein defined) made in connection with the transaction evidenced by the Note and the other Loan Documents.  As used herein, the term "Charges" shall mean all fees, charges and/or any other things of value, if any, contracted for, charged, received, taken or reserved by Beneficiary in connection with the transactions relating to the Note and the other Loan Documents, which are treated as interest under applicable law.  As used herein, the term "Related Indebtedness" shall mean any and all debt paid or payable by Grantor to Beneficiary pursuant to the Loan Documents or any other communication or writing by or between Grantor and Beneficiary related to the transaction or transactions that are the subject matter of the Loan Documents, except such debt which has been paid or is payable by Grantor to Beneficiary under the Note.

(c)  Ceiling Election.  To the extent that Beneficiary is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on the Note and/or the Related Indebtedness, Beneficiary will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended.  To the extent United States federal law permits Beneficiary to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Beneficiary will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate.  Additionally, to the extent permitted by applicable law now or hereafter in effect, Beneficiary may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Grantor as provided by applicable law now or hereafter in effect.

Section 11.04                                  APPLICATION OF PROCEEDS OF SALE.  In the event of a sale of the Property pursuant to Section 11.02 of this Deed of Trust, to the extent permitted by law, the Beneficiary shall determine in its sole discretion the order in which the proceeds from the sale shall be applied to the payment of the Secured Indebtedness, including without limitation, the expenses of the sale and of all proceedings in connection with the sale, including a commission for the Trustee’s services as provided in Section 11.02 and including reasonable attorneys' fees and expenses; the reimbursement of Beneficiary for all sums expended or incurred by Beneficiary under the terms of this Deed of Trust or to establish, preserve or enforce this Deed of Trust or to collect the Secured Indebtedness (including, without limitation, reasonable attorneys' fees as provided herein or in the Note); Impositions (except that the Trustee may sell the Property subject to ad valorem taxes and assessments without paying them out of the proceeds), Premiums, liens, and other charges and expenses; the outstanding principal balance of the Secured Indebtedness; any accrued interest; any Prepayment Fee; any other unpaid portion of the Secured Indebtedness; and any other amounts owed under any of the Loan Documents.

Section 11.05                                  WAIVER OF JURY TRIAL.  To the fullest extent permitted by law, Grantor and Beneficiary HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY in any action, proceeding and/or hearing on any matter whatsoever arising out of, or in any way connected with, the Note, this Deed of Trust or any of the Loan Documents, or the enforcement of any remedy under any law, statute, or regulation.  Neither party will seek to consolidate any such action in which a jury has been waived, with any other action in which a jury trial cannot or has not been waived.  Each party has received the advice of counsel with respect to this waiver.

Section 11.06                                  BENEFICIARY’S RIGHT TO PERFORM GRANTOR’S OBLIGATIONS.  Grantor agrees that, if Grantor fails to perform any act or to pay any money which Grantor is required to perform or pay under the Loan Documents, Beneficiary may make the payment or perform the act at the cost and expense of Grantor and in Grantor’s name or in its own name.  Any money paid by Beneficiary under this Section 11.06 shall be reimbursed to Beneficiary in accordance with Section 11.07.

Section 11.07                                  BENEFICIARY REIMBURSEMENT.  All payments made, or funds expended or advanced by Beneficiary pursuant to the provisions of Section 11.06 or otherwise in any Loan Document, shall (1) become a part of the Secured Indebtedness, (2) bear interest at the Interest Rate (as defined in the Note) from the date such payments are made or funds expended or advanced, (3) become due and payable by Grantor upon demand by Beneficiary, and (4) bear interest at the Default Rate (as defined in the Note) from the date of such demand.  Grantor shall reimburse Beneficiary within ten (10) days after receipt of written demand for such amounts.

Section 11.08                                  FEES AND EXPENSES.  If Beneficiary becomes a party (by intervention or otherwise) to any action or proceeding affecting, directly or indirectly, Grantor, the Property or the title thereto or Beneficiary’s interest under this Deed of Trust, or employs an attorney to collect any of the Secured Indebtedness or to enforce performance of the obligations, covenants and agreements of the Loan Documents, Grantor shall reimburse Beneficiary in accordance with Section 11.07 for all reasonable expenses, costs, charges and legal fees incurred by Beneficiary (including, without limitation, the fees and expenses of experts and consultants), whether or not suit is commenced.

Section 11.09                                  WAIVER OF CONSEQUENTIAL DAMAGES.  Grantor covenants and agrees that in no event shall Beneficiary be liable for consequential damages, and to the fullest extent permitted by law, Grantor expressly waives all existing and future claims that it may have against Beneficiary for consequential damages.

Section 11.10                                  INDEMNIFICATION OF TRUSTEE.  Except for gross negligence and willful misconduct, Trustee shall not be liable for any act or omission or error of judgment.  Trustee may rely on any document believed by it in good faith to be genuine.  All money received by Trustee shall be held in trust, but need not be segregated (except to the extent required by law), until used or applied as provided in this Deed of Trust. Trustee shall not be liable for interest on the money.  Grantor shall protect, indemnify and hold harmless Trustee against all liability and expenses which Trustee may incur in the lawful performance of its duties, except where such liability or expenses are based on its gross negligence or willful misconduct.

Section 11.11                                  ACTIONS BY TRUSTEE.  At any time, upon written request of Beneficiary and presentation of this Deed of Trust and the Note for endorsement, and without affecting the personal liability of any entity or the Liable Parties for payment of the Secured Indebtedness or the effect of this Deed of Trust upon the remainder of the Property, Trustee may take such actions as Beneficiary may request which are permitted by this Deed of Trust or by applicable law.

Section 11.12                                  RESIGNATION AND APPOINTMENT OF TRUSTEE.  Trustee may resign by an instrument in writing addressed to the Beneficiary, or Trustee may be removed at any time with or without cause by Beneficiary.  In case of the death, resignation, removal or disqualification of Trustee or if for any reason the Beneficiary shall deem it desirable to appoint a substitute or successor trustee to act instead of the herein named trustee or any substitute or successor trustee, then Beneficiary shall have the right and is hereby authorized and empowered to appoint a successor trustee, or a substitute trustee, without other formality than appointment and designation in writing executed by Beneficiary, and the authority hereby conferred shall extend to the appointment of other successor and substitute trustees successively until the Secured Indebtedness secured hereby has been paid in full or until the Property is sold hereunder.  In the event the Secured Indebtedness is owned by more than one person or entity, the holder or holders of not less than a majority of the amount of the Secured Indebtedness shall have the right and authority to make the appointment of a successor or substitute trustee provided for in the preceding sentence.  Such appointment and designation by Beneficiary or by the holder or holders of not less than a majority of the Secured Indebtedness shall be full evidence of the right and authority to make the same and of all facts therein recited.  If Beneficiary is a corporation and such appointment is executed in its behalf by an officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation.  Upon the making of any such appointment and designation, all of the estate and title of Trustee in the Property shall vest in the named successor or substitute trustee and he shall thereupon succeed to and shall hold, possess and execute all the rights, powers, privileges, immunities and duties herein conferred upon Trustee; but nevertheless, upon the written request of Beneficiary or of the successor or substitute Trustee, the Trustee ceasing to act shall execute and deliver an instrument transferring to such successor or substitute Trustee all of the estate and title in the Property of the Trustee so ceasing to act, together with all rights, powers, privileges, immunities and duties herein conferred upon the Trustee, and shall duly assign, transfer and deliver any of the properties and moneys held by said Trustee hereunder to said successor or substitute Trustee.  All references herein to Trustee shall be deemed to refer to the Trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder.  Grantor hereby ratifies and confirms any and all acts which the herein named Trustee or his successor or successors, substitute or substitutes, in this trust, shall do lawfully by virtue hereof.

Article XII.

GRANTOR AGREEMENTS AND FURTHER ASSURANCES

Section 12.01                                  PARTICIPATION AND SALE OF LOAN.  Beneficiary may sell, transfer or assign its entire interest or one or more participation interests in the Loan and the Loan Documents pursuant to the terms and condition set forth in Section 7 of the Loan Facility Agreement.

Section 12.02                                  REPLACEMENT OF NOTE.  Upon notice to Grantor of the loss, theft, destruction or mutilation of the Note and receipt by Grantor of Beneficiary’s sworn affidavit confirming same, Grantor will execute and deliver, in lieu of the original Note, a replacement note, identical in form and substance to the Note and dated as of the Execution Date.  Upon the execution and delivery of the replacement note, all references in any of the Loan Documents to the Note shall refer to the replacement note.

Section 12.03                                  GRANTOR’S ESTOPPEL.  Within ten (10) business days after a request by Beneficiary (but no more frequently than once in any particular calendar year, unless the same is required in connection with a participation of the Loan or an assignment of the Note), Grantor shall furnish an acknowledged written statement in form reasonably satisfactory to Beneficiary (i) setting forth the amount of the Secured Indebtedness, (ii) stating to Grantor’s knowledge, that either no offsets or defenses exist against the Secured Indebtedness, or if any offsets or defenses are alleged to exist, their nature and extent, (iii)  whether to Grantor’s knowledge, any default then exists under the Loan Documents or any event has occurred and is continuing, which, with the lapse of time, the giving of notice, or both, would constitute such a default, and (iv) any other matters as Beneficiary may reasonably request.

Section 12.04                                  FURTHER ASSURANCES.  Grantor shall, without expense to Beneficiary and/or Trustee, execute, acknowledge and deliver all further acts, deeds, conveyances, mortgages, deeds of trust, assignments, security agreements, and financing statements as Beneficiary and/or Trustee shall from time to time reasonably require, to assure, convey, assign, transfer and confirm unto Beneficiary and/or Trustee the Property and rights conveyed or assigned by this Deed of Trust or which Grantor may become bound to convey or assign to Beneficiary and/or Trustee, or for carrying out the intention or facilitating the performance of the terms of this Deed of Trust or any of the other Loan Documents, or for filing, refiling, registering, reregistering, recording or re-recording this Deed of Trust.  If Grantor fails to comply with the terms of this Section within ten (10) days after receiving Beneficiary’s initial written request for such compliance, Beneficiary may, at Grantor’s expense, perform Grantor’s obligations for and in the name of Grantor, and Grantor hereby irrevocably appoints Beneficiary as its attorney-in-fact to do so.  The appointment of Beneficiary as attorney-in-fact is coupled with an interest.

Section 12.05                                  SUBROGATION.  Beneficiary shall be subrogated to the lien of any and all encumbrances against the Property paid out of the proceeds of the Loan and to all of the rights of the recipient of such payment.

Section 12.06                                  WAIVER.

(a)  In the event an interest in any of the Property is foreclosed upon pursuant to a judicial or nonjudicial foreclosure sale, Grantor agrees as follows:  notwithstanding the provisions of Sections 51.003, 51.004, and 51.005 of the Texas Property Code (as the same may be amended from time to time), and to the extent permitted by law, Grantor agrees that Beneficiary shall be entitled to seek a deficiency judgment from Grantor and any other party obligated on the Note equal to the difference between the amount owing on the Note and the amount for which the Property was sold pursuant to judicial or nonjudicial foreclosure sale.  Grantor expressly recognizes that this subsection constitutes a waiver of the above cited provisions of the Texas Property Code which would otherwise permit Grantor and other persons against whom recovery of deficiencies is sought or any guarantor independently (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Property as of the date of the foreclosure sale and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value.  Grantor further recognizes and agrees that this waiver creates an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Property for purposes of calculating deficiencies owed by Grantor, any guarantor, and others against whom recovery of a deficiency is sought.

(b)  Alternatively, in the event the waiver provided for in clause (a) above is determined by a court of competent jurisdiction to be unenforceable, the following shall be the basis for the finder of fact's determination of the fair market value of the Property as of the date of the foreclosure sale in proceedings governed by Sections 51.003, 51.004 and 51.005 of the Texas Property Code (as amended from time to time):  (i) the Property shall be valued in an "as is" condition as of the date of the foreclosure sale, without any assumption or expectation that the Property will be repaired or improved in any manner before a resale of the Property after foreclosure; (ii) the valuation shall be based upon an assumption that the foreclosure purchaser desires a resale of the Property for cash promptly (but no later than twelve [12] months) following the foreclosure sale; (iii) all reasonable closing costs customarily borne by the seller in commercial real estate transactions should be deducted from the gross fair market value of the Property, including, without limitation, brokerage commissions, title insurance, a survey of the Property, tax prorations, attorneys' fees, and marketing costs; (iv) the gross fair market value of the Property shall be further discounted to account for any estimated holding costs associated with maintaining the Property pending sale, including, without limitation, utilities expenses, property management fees, taxes and assessments (to the extent not accounted for in (iii) above), and other maintenance, operational and ownership expenses; and (v) any expert opinion testimony given or considered in connection with a determination of the fair market value of the Property must be given by persons having at least five (5) years experience in appraising property similar to the Property and who have conducted and prepared a complete written appraisal of the Property taking into consideration the factors set forth above.

Article XIII.

SECURITY AGREEMENT

Section 13.01                                  SECURITY AGREEMENT.

THIS DEED OF TRUST CREATES A LIEN ON THE PROPERTY. IN ADDITION, TO THE EXTENT THE PROPERTY IS PERSONAL PROPERTY OR FIXTURES UNDER APPLICABLE LAW, THIS DEED OF TRUST CONSTITUTES A SECURITY AGREEMENT UNDER THE TEXAS UNIFORM COMMERCIAL CODE (THE “U.C.C.”) AND ANY OTHER APPLICABLE LAW AND IS FILED AS A FIXTURE FILING.  UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, BENEFICIARY MAY, AT ITS OPTION, PURSUE ANY AND ALL RIGHTS AND REMEDIES AVAILABLE TO A SECURED PARTY WITH RESPECT TO ANY PORTION OF THE PROPERTY, AND/OR BENEFICIARY MAY, AT ITS OPTION, PROCEED AS TO ALL OR ANY PART OF THE PROPERTY IN ACCORDANCE WITH BENEFICIARY’S RIGHTS AND REMEDIES WITH RESPECT TO THE LIEN CREATED BY THIS DEED OF TRUST.  THIS FINANCING STATEMENT SHALL REMAIN IN EFFECT AS A FIXTURE FILING UNTIL THIS DEED OF TRUST IS RELEASED OR SATISFIED OF RECORD.

Section 13.02                                  REPRESENTATIONS AND WARRANTIES.

Grantor warrants, represents and covenants, as of the date hereof and at all times hereafter, as follows:

(a)  Grantor owns the Personal Property free from any lien, security interest, encumbrance or adverse claim, except for the Permitted Exceptions, and as otherwise expressly approved by Beneficiary in writing.  Grantor will notify Beneficiary of, and will protect, defend and indemnify Beneficiary against, all claims and demands of all persons at any time claiming any rights or interest in the Personal Property except for the matters aforesaid.

(b)  The Personal Property has not been used and shall not be used or bought for personal, family, or household purposes, but shall be bought and used solely for the purpose of carrying on Grantor’s business.

(c)  Grantor will not remove the Personal Property without the prior written consent of Beneficiary, except the items of Personal Property which are consumed or worn out in ordinary usage shall be promptly replaced by Grantor with other Personal Property of value equal to or greater than the value of the replaced Personal Property.

(d)  Grantor authorizes Beneficiary to file Uniform Commercial Code Financing Statements in any applicable recording or filing office covering any Property or collateral described in this Deed of Trust or in any of the other Loan Documents.  Grantor is a Delaware limited partnership whose organizational identification number is 4438948.

Section 13.03                                  CHARACTERIZATION OF PROPERTY.  The grant of a security interest to Beneficiary in this Deed of Trust shall not be construed to limit or impair the lien of this Deed of Trust or the rights of Beneficiary with respect to any property which is real property or which the parties have agreed to treat as real property.  To the fullest extent permitted by law, everything used in connection with the production of Rents and Profits is, and at all times and for all purposes and in all proceedings, both legal and equitable, shall be regarded as real property, irrespective of whether or not the same is physically attached to the Land and/or Improvements.

Section 13.04                                  PROTECTION AGAINST PURCHASE MONEY SECURITY INTERESTS.  It is understood and agreed that in order to protect Beneficiary from the effect of U.C.C. Section 9-334, as amended from time to time and as enacted in the State, in the event that Grantor intends to purchase any goods which may become fixtures attached to the Property, or any part of the Property, and such goods will be subject to a purchase money security interest held by a seller or any other party:

(a)  Before executing any security agreement or other document evidencing or perfecting the security interest, Grantor shall obtain the prior written approval of Beneficiary.  All requests for such written approval shall be in writing and contain the following information: (i) a description of the fixtures; (ii) the address at which the fixtures will be located; and (iii) the name and address of the proposed holder and proposed amount of the security interest.

(b)  Grantor shall pay all sums and perform all obligations secured by the security agreement.  A default by  Grantor under the security agreement which continues beyond any notice and/or cure period applicable thereto shall constitute a default under this Deed of Trust.  If Grantor fails to make any payment on an obligation secured by a purchase money security interest in the Personal Property or any fixtures and such failure continues beyond any notice and/or cure period applicable thereto, Beneficiary, at its option, may pay the secured amount and Beneficiary shall be subrogated to the rights of the holder of the purchase money security interest.

(c)  Beneficiary shall have the right to acquire by assignment from the holder of the security interest for the Personal Property or fixtures, all contract rights, accounts receivable, negotiable or non-negotiable instruments, or other evidence of indebtedness and to enforce the security interest as assignee.

(d)  The provisions of subparagraphs (b) and (c) of this Section 13.04 shall not apply if the goods which may become fixtures are of at least equivalent value and quality as the Personal Property being replaced and if the rights of the party holding the security interest are expressly subordinated to the lien and security interest of this Deed of Trust in a manner satisfactory to Beneficiary.

Article XIV.

MISCELLANEOUS COVENANTS

Section 14.01                                  NO WAIVER.  No single or partial exercise by Beneficiary and/or Trustee, or delay or omission in the exercise by Beneficiary and/or Trustee, of any right or remedy under the Loan Documents shall preclude, waive or limit the exercise of any other right or remedy.  Beneficiary shall at all times have the right to proceed against any portion of, or interest in, the Property without waiving any other rights or remedies with respect to any other portion of the Property.  No right or remedy under any of the Loan Documents is intended to be exclusive of any other right or remedy  but shall be cumulative and, subject to applicable law, may be exercised concurrently with or independently from  any other right and remedy under any of the Loan Documents or under applicable law.

Section 14.02                                  NOTICES.  All notices, demands and requests given or required to be given by, pursuant to, or relating to, this Deed of Trust shall be in writing.  All notices  shall be deemed to have been properly given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid, or by United States Express Mail or other comparable overnight courier service to the parties at the addresses set forth in the Defined Terms (or at such other addresses as shall be given in writing by any party to the others) and shall be deemed complete upon receipt or refusal to accept delivery as indicated in the return receipt or in the receipt of such United States Express Mail or courier service.

Section 14.03                                  HEIRS AND ASSIGNS; TERMINOLOGY.

(a)  This Deed of Trust applies to, inures to the benefit of, and binds Beneficiary, Trustee and Grantor, and their heirs, legatees, devisees, administrators, executors, successors and assigns.  The term “Beneficiary” shall include Beneficiary as defined in the Defined Terms and including any successor direct holder of all or any portion of the Loan from time to time.  The term “Grantor” shall include both the original Grantor and any subsequent owner or owners of any of the Property.  The term “Trustee” shall include both the original Trustee and any subsequent successor or additional trustee(s) acting under this Deed of Trust. The term “Beneficiary” shall include both the original Beneficiary and any subsequent holder or holders of the Note.  The term “Liable Parties” shall include both the original Liable Parties and any subsequent or substituted Liable Parties.

(b)  In this Deed of Trust, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

Section 14.04                                  SEVERABILITY.  If any provision of this Deed of Trust should be held unenforceable or void, then that provision shall be separated from the remaining provisions and shall not affect the validity of this Deed of Trust except that if the unenforceable or void provision relates to the payment of any monetary sum, then, Beneficiary may, at its option, declare the Secured Indebtedness immediately due and payable, but no Prepayment Fee or other premium or penalty shall be due in connection therewith.

Section 14.05                                  APPLICABLE LAW.  This Deed of Trust shall be construed and enforced in accordance with the laws of the State of Texas (the “State”).

Section 14.06                                  CAPTIONS.  The captions are inserted only as a matter of convenience and for reference, and in no way define, limit, or describe the scope or intent of any provisions of this Deed of Trust.

Section 14.07                                  TIME OF THE ESSENCE.  Time shall be of the essence with respect to all of Grantor’s obligations under this Deed of Trust and the other Loan Documents.

Section 14.08                                  NO MERGER.  In the event that Beneficiary should become the owner of the Property, there shall be no merger of the estate created by this Deed of Trust with the fee estate in the Property.

Section 14.09                                  NO MODIFICATIONS.  This Deed of Trust may not be changed, amended or modified, except in a writing expressly intended for such purpose and executed by Grantor and Beneficiary.

Article XV.

NON-UNIFORM COVENANTS

Section 15.01                                  Cross Default and Cross Collateralization.  The Note, the Other Notes and the other Loan Documents and the Loan Facility Agreement are secured by, among other things, this Deed of Trust and the Other Mortgages (except as specifically set forth in certain Other Mortgages).  The Loan may be accelerated in accordance with the provisions of in any of the Loan Documents and an Event of Default shall occur under this Deed of Trust upon the occurrence of an Event of Default under any of the Other Mortgages or the Loan Facility Agreement.  In consequence of an Event of Default, Beneficiary may accelerate the Loan and foreclose on or under any one or more of this Deed of Trust or the Other Mortgages or resort to any one or more of its other rights and remedies under the Other Mortgages or otherwise pursuant to applicable law.  Except as specifically set forth in certain Other Mortgages, all of the properties of all kinds conveyed and/or mortgaged by the Other Mortgages are security for the Loan without allocation of any one or more of the parcels or portions thereof to any portion of the Loan less than the whole amount thereof.  After application of proceeds to the Note and expenses and legal fees incident to the Note, Beneficiary may allocate any excess proceeds received by Beneficiary upon the exercise of its remedies and rights, including foreclosure, to the Loan, as Beneficiary in its sole discretion may determine to be advisable.  Beneficiary may proceed, at the same or different times, to foreclose on or under any one or more of the Deed of Trust or the Other Mortgages by any proceedings appropriate in the state where any of the land lies, including, private sale, trustee’s sale, or exercise of power of sale if permitted, and no event of enforcement taking place in any state, including without limiting the generality of the foregoing, any pending judicial foreclosure, judgment or decree of foreclosure, judicial foreclosure sale, rents received, possession taken, deficiency judgment or decrees, or judgment taken on the Note, shall in any way stay, preclude or bar enforcement of any of the Loan Documents or the Other Mortgages in this state or any other state, and Beneficiary may pursue any or all of its remedies to the maximum extent permitted by applicable law until all obligations now or hereafter secured by any or all of the Loan Documents or the Other Mortgages have been paid or discharged in full.  Additionally, and without limitation of any other provision of this Deed of Trust, if this Deed of Trust is foreclosed and sale is made of the Property (or any part thereof which remains subject to this Deed of Trust) pursuant to foreclosure or other proceedings or actions, and if the proceeds of such sale (after application of such proceeds as provided elsewhere in this Deed of Trust and after deducting all accrued general and special taxes and assessments) are not sufficient to pay the total amount then owing under the Loan Documents (herein sometimes collectively referred to as the “Balance Owed”), then the Loan shall not be satisfied to the extent of the deficiency in such proceeds to pay the Balance Owed, but such Loan shall continue in existence and continue to be evidenced by the Note (to the extent the Note is not paid in full from the proceeds of such sale) and, to the extent the Note is not paid in full from the proceeds of such sale, shall continue to be secured by all of the Other Mortgages.  Subject to the requirements of applicable law, if Beneficiary shall acquire the Property as a result of any such foreclosure sale (whether by bidding all or any portion of the Loan or otherwise), the proceeds of such sale shall not be deemed to include (and Grantor shall not be entitled to any benefit or credit on account of) proceeds of any subsequent sale of the Property by Beneficiary, its successors and assigns.  Without limitation of any other provision hereof, Grantor further agrees that if any of the Other Mortgages are foreclosed and sale is made of any of the property subject to any Other Mortgages, and if the proceeds of such sale (after application of such proceeds as provided for in the Other Mortgages and after deducting all accrued and general and special taxes and assessments) are not sufficient to pay the Loan and any amounts then owing under the Loan Documents, thereby creating a Balance Owed, then the Loan then outstanding shall not be satisfied to the extent of the deficiency in such proceeds to pay such Balance Owed, but the Loan shall continue in existence and shall continue to be secured by this Deed of Trust (to the extent the Note is not paid in full from the proceeds of such sale) and all of the Other Mortgages existing immediately prior to any such foreclosure, except such Other Mortgages foreclosed upon.  No release of personal liability of any person whatsoever and no release of any portion of the property now or hereafter subject to the lien of this Deed of Trust or any of the Other Mortgages shall have any effect whatsoever by way of impairment or disturbance of the lien or priority of any of this Deed of Trust or any of the Other Mortgages or the unreleased properties encumbered by any of the Other Mortgages.  To the extent permitted by applicable law, Grantor hereby irrevocably and unconditionally waives the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein.  Further, Grantor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Deed of Trust or the Other Mortgages on behalf of Grantor, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Deed of Trust and on behalf of all persons to the extent permitted by applicable law.

Section 15.02                                  RIGHT OF SUBSTITUTION. Grantor shall have the right to substitute different individually subdivided properties for all but not less than all of the Real Property pursuant to terms and conditions of Section 3.3 of the Loan Facility Agreement.

Section 15.03                                  PARTIAL RELEASE.  Grantor shall have the right to release the Real Property from the lien of this Deed of Trust pursuant to the terms and conditions of Section 3.4 of the Loan Facility Agreement.

[Remainder of Page Left Intentionally Blank;
Signature Page Follows]
IN WITNESS WHEREOF, Grantor has executed this Deed of Trust as of the Execution Date.

GRANTOR:

HINES REIT 2200 ROSS AVENUE LP, a Delaware limited partnership

By:	Hines REIT 2200 Ross Avenue GP LLC, a Delaware

limited liability company, its general partner

By:
Name:
Title:

THE STATE OF TEXAS                                                                §
§
COUNTY OF HARRIS                                                                §

This instrument was acknowledged before me on December ___, 2007 by ___________________, a Manager of Hines REIT 2200 Ross Avenue GP LLC, a Delaware limited liability company, which is the general partner of Hines REIT 2200 Ross Avenue LP, a Delaware limited partnership, on behalf of and as the free act and deed of said limited liability company and limited partnership.

NOTARY PUBLIC in and for the State of  Texas

[seal of notary]
EXHIBIT “A”

TO DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING
PROPERTY DESCRIPTION

TRACT I: Fee Simple

BEING a tract of land situated in the J. GRIGSBY SURVEY, Abstract No. 495 and being all of LOT 1, BLOCK 256 of the 2200 ROSS ADDITION, an addition to the City of Dallas as recorded in Volume 85018, Page 1062 of the Deed Records of Dallas County, Texas (DRDCT) and being all of a tract of land conveyed to THE CROW-EQUITABLE-NISSEI ROSS AVENUE DALLAS COMPANY as recorded in Volume 87122, Page 2336 (DRDCT) and being more particularly described as follows;

BEGINNING at a "X" cut found in concrete at the most southeasterly corner of LOT 1, BLOCK A/256 of the ELEGANTE ADDITION, an addition to the City of Dallas as recorded in Volume 77199, Page 1896 (DRDCT) Certificate of Correction as recorded in Volume 77245, Page 2491 (DRDCT), said point being found in the northwesterly Right-of-Way line of SAN JACINTO STREET (55' Right-of-Way);

THENCE departing the southwesterly line of said LOT 1, BLOCK A/256 and along the northwesterly Right-of-Way line of said SAN JACINTO STREET South 45 deg 00 min 00 sec West a distance of 327.52 feet to a point for corner at a corner-clip which a "X" cut set on the top of concrete curb for reference bears South 44 deg 58 min 37 sec East a distance of 10.60 feet;

THENCE departing the northwesterly Right-of-Way line of said SAN JACINTO STREET and along said corner-clip South 89 deg 31 min 45 sec West a distance of 14.26 feet to a point for corner in the northeasterly Right-of-Way line of PEARL STREET (100' Right-of-Way) which a "X" cut set on the top of curb for reference bears South 44 deg 06 min 45 sec West a distance of 10.74 feet;

THENCE departing said corner-clip and along the northeasterly Right-of-Way line of said PEARL STREET as follows;

North 45 deg 56 min 30 sec West a distance of 193.62 feet to a 1/2 inch iron rod set with a red plastic cap stamped "W.A.I." for corner;

North 47 deg 42 min 11 sec West a distance of 146.69 feet to a point for the beginning of a corner-clip which a "X" cut set on the top of curb for reference bears South 42 deg 25 min 41 sec West a distance of 9.89 feet;

THENCE departing the northeasterly Right-of-Way line of said PEARL STREET and along said corner-clip North 01 deg 21 min 06 sec West a distance of 6.89 feet to a point for corner in the southeasterly Right-of-Way line of ROSS AVENUE (80' Right-of-Way) which a "X" cut set on the top of curb for reference bears North 45 deg 00 min 43 sec West a distance of 11.34 feet;

THENCE departing said corner-clip and along the southeasterly Right-of-Way line of said ROSS AVENUE North 45 deg 00 min 00 sec East a distance of 288.66 feet to a "X" cut found in concrete for the most southwesterly corner of said LOT 1, BLOCK A/256;

THENCE departing the southeasterly Right-of-Way line of said ROSS AVENUE and along the common line of said LOT 1, BLOCK 256 and LOT 1, BLOCK A/256 as follows;

South 45 deg 24 min 34 sec East a distance of 170.02 feet to a 1/2 inch iron rod set with a red plastic cap stamped "W.A.I." for corner;

North 44 deg 48 min 53 sec East a distance of 52.69 feet to a 1/2 inch iron rod set with a red plastic cap stamped "W.A.I." for corner;

South 45 deg 08 min 39 sec East a distance of 185.26 feet to the POINT OF BEGINNING;

CONTAINING within these metes and bounds 2.571 acres or 112,004 square feet of land more or less. Bearings contained within this field note description are based upon an on the ground survey performed in the field on the 30th day of March 2006 utilizing the bearings as found on the Plat of 2200 ROSS ADDITION, an addition to the City of Dallas as recorded in Volume 85018, Page 1062 (DRDCT).

TRACT II: Subsurface Estate

BEING all of the subsurface rights beginning six (6") inches beneath the sidewalk pavement situated in the City of Dallas, Dallas County, Texas and being part of ROSS AVENUE (80' Right-of-Way), adjacent to City Block 256 as described in City of Dallas Ordinance No. 18991, passed by City Council of the City of Dallas on January 8, 1986, recorded in Volume 87121, Page 2233 and being part of the subsurface rights and land conveyed by the City of Dallas to Crow-Ross Avenue No. 1 pursuant to Quit Claim Deed dated May 22, 1986, recorded in Volume 86174, Page 5740, and in corrected Quit Claim Deed recorded in Volume 87122, Page 2331, Deed Records, Dallas County, Texas (DRDCT). Containing within the recorded documents 0.076 acres or 3,303.588 square feet of land.

TRACT III: Subsurface Estate

BEING all of the subsurface rights beginning six (6") inches beneath the sidewalk pavement situated in the City of Dallas, Dallas County, Texas and being part of PEARL STREET (100' Right-of-Way) and SAN JACINTO STREET (55' Right-of-Way), adjacent to City Block 256 as described in City of Dallas Ordinance No. 18991, passed by City Council of the City of Dallas on January 8, 1986, recorded in Volume 87121, Page 2233 Deed Records, Dallas County, Texas (DRDCT) and being part of the subsurface rights and land conveyed by the City of Dallas to Crow-Ross Avenue No. 1 pursuant to Quit Claim Deed dated May 22, 1986, recorded in Volume 86174, Page 5740, and in corrected Quit Claim Deed recorded in Volume  87122, Page 2331 (DRDCT). Containing within the recorded documents 0.126 acres or 5,502.791 square feet of land.

TRACT IV: Easement Estate and License Estate

(a)           Easement Estate created in Skybridge Easements Agreement, executed by and between Crow-Williams #5, a Texas limited partnership and The Crow-Equitable-Nissei Ross Avenue Dallas Company, a Texas joint venture, dated June 30, 1988, filed for record on October 5, 1988 and recorded in Volume 88194, Page 4800, Deed Records, Dallas County, Texas.

(b)           License Estate created in City of Dallas Ordinance No. 19516, certified copies of which were filed for record on June 23, 1987 in Volume 87120, Page 2079 and on August 19, 1999 in Volume 99162, Page 2865 of the Deed Records of Dallas County, Texas, as amended by the City of Dallas Ordinance No. 19850, a certified copy of which was filed for record on April 11, 1988 in Volume 88070, Page 3783 of the Deed Records of Dallas County, Texas, as assigned pursuant to Assignment dated June 15, 2006, filed for record at Document No. 200600218545 of the Official Public Records of Dallas County, Texas, as assigned by instrument recorded under Clerk’s File No. 20070416275, Deed Records, Dallas County, Texas.

TRACT V: Easement Estate and License Estate

(a)           Easement Estate created in Skybridge Easement Agreement executed by and between Plaza of the Americas Condominium Association, The Crow-Equitable-Nissei Ross Avenue Dallas Company, Ltd., Crow-Ross Avenue #1 Limited Partnership, K-P Plaza Limited Partnership and Texas Commerce Bank-Dallas, N.A., dated January 31, 1992, filed for record on March 10, 1992 and recorded in Volume 92048, Page 2890, Deed Records, Dallas County, Texas.

(b)           License Estate created in City of Dallas Ordinance No. 19851, a certified copy filed for record April 11, 1988 and recorded in Volume 88070, Page 3789, Deed Records, Dallas County, Texas, as assigned pursuant to Assignment dated June 15, 2006, filed for record on June 15, 2006, and recorded in Document No. 200600218546 of the Official Public Records of Dallas County, Texas, as assigned by instrument recorded under Clerk’s File No. 20070416276, Deed Records, Dallas County, Texas.

TRACT VI: Fee Simple

BEING a tract of land situated in the J. GRIGSBY SURVEY, Abstract No. 495 and being all of LOT 1, BLOCK 252 of the PEARL STREET ADDITION, an addition to the City of Dallas as recorded in Volume 2000152, Page 00017 of the Deed Records of Dallas County, Texas (DRDCT) and being all of a tract of land conveyed to THE EQUITABLE-NISSEI DALLAS COMPANY as recorded in Volume 99048, Page 03564 (DRDCT) and being more particularly described as follows;

BEGINNING at a "X" cut found in concrete at the intersection of a corner-clip and the southeasterly Right-of-Way line of SAN JACINTO STREET (55' Right-of-Way);

THENCE departing said corner-clip and along the southeasterly Right-of-Way line of said SAN JACINTO STREET North 44 deg 55 min 30 sec East a distance of 141.38 feet to a "X" cut found in concrete at a corner-clip;

THENCE departing the southeasterly Right-of-Way line of said SAN JACINTO STREET and along said corner-clip North 89 deg 31 min 30 sec East a distance of 14.24 feet to a "X" cut set in concrete for corner in the southwesterly Right-of-Way line of PEARL STREET (100' Right-of-Way)
THENCE departing said corner-clip and along the southwesterly Right-of-Way line of said PEARL STREET South 45 deg 52 min 30 sec East a distance of 144.02 feet to a 5/8 inch iron rod found for the most northeasterly corner of a tract of land conveyed to Carolyn McClain as recorded in Volume 81208, Page 638 (DRDCT)

THENCE departing the southwesterly Right-of-Way line of said PEARL STREET and along the common line of said LOT 1, BLOCK 252 and said McClain Tract South 44 deg 55 min 30 sec West a distance of 164.07 feet to a 5/8 inch iron rod found for the most southwesterly corner of said McClain tract, said point being found in the northeasterly Right-of-Way line of OLIVE STREET (60' Right-of-Way);

THENCE departing said common line and along the northeasterly Right-of-Way line of said OLIVE STREET North 44 deg 52 min 30 sec West a distance of 144.00 feet to a "X" cut found in concrete at a corner-clip;

THENCE departing the northeasterly Right-of-Way line of said OLIVE STREET and along said corner-clip North 00 deg 00 min 54 sec East a distance of 14.17 feet to the POINT OF BEGINNING;
CONTAINING within these metes and bounds 0.573 acres or 24,960 square feet of land more or less.  Bearings contained within this field note description are based upon an on the ground survey performed in the field on the 30th day of March 2006 utilizing the bearings as found on the Plat of 2200 ROSS ADDITION, an addition to the City of Dallas as recorded in Volume 85018, Page 1062 (DRDCT).

TRACT VII

License Estate created in City of Dallas Ordinance No. 20029, a certified copy filed for record March 2, 1989 and recorded in Volume 89042, Page 3977, Deed Records, Dallas County, Texas, as assigned pursuant to Assignment dated June 15, 2006 filed for record on June 15, 2006, and recorded in Document No. 200600218544 of the Official Public Records of Dallas County, Texas, as assigned by instrument recorded under Clerk’s File No. 20070416277, Deed Records, Dallas County, Texas.

EXHIBIT “B”

TO DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

LEASING GUIDELINES

“Leasing Guidelines” shall mean the guidelines approved in writing by Grantor and Beneficiary, from time to time, with respect to the leasing of the Property.  The following are the initial Leasing Guidelines:

(1)	The Lease does not deviate substantially from the standard lease form.

(2)	The leased space does not exceed 40,000 square feet of Net Rentable Area.

(3)
Effective Base Rent, Percentage Rent and the Tenant's obligations, if any, to pay CAM, taxes, insurance and other operating expenses collectively are at the then current prevailing market rates for similar tenant leases in similarly situated office buildings.

(4)	There exists no uncured Event of Default under the Loan Documents.
EXHIBIT “C”

TO DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

REPORTS

Environmental Reports:

1.	Phase I Environmental Site Assessment Report dated May 1, 2007, Project No. 94077220A, prepared by Terracon Consulting Engineers and Scientists.

2.	Limited Drinking Water Report dated October 8, 2007, Order ID #0710008, prepared by Oxidor Laboratories, LLC and received from Terracon Consulting Engineers and Scientists.

3.	Permit to Discharge Wastes, dated August 22, 2003, Permit No. WQ0004161000, prepared by Texas Commission on Environmental Quality.

4.	Limited Asbestos Sampling Report, dated October 10, 2007, Report No. 94077619, prepared by Terracon Consulting Engineers and Scientists.

5.	Limited Mold Assessment Report, dated October 10, 2007, Project No. 94077619, prepared by Terracon Consulting Engineers and Scientists.

Property Condition Reports:

1.	Property Condition Report dated May 8, 2007, Project No. 94078544, prepared by Terracon.

2.	Limited Condition Survey of Exterior Facades dated October 8, 2007, prepared by Pinnacle Curtainwall Consulting.

3.	Window Washing Equipment Review, dated September 24, 2007, prepared by AESA-USA.

Zoning Reports:

1.	PZR Report for Pearl Street Garage, dated October 5, 2007, PZR Site No. 44716-1, prepared by The Planning & Zoning Resource Corporation.

2.	PZR Report for Chase Tower, dated October 5, 2007, PZR Site No. 44717-1, prepared by The Planning & Zoning Resource Corporation.

3.	Certificate of Occupancy for 2200 Ross Ave, dated August 8, 1996, Ste:3290 75201, prepared by City of Dallas.

Other Reports

1.	Evaluation of the Thermal Storage System Report dated September 27, 2007, Texas P.E. 60797, prepared by JJA Inc.

2.	Accessibility Assessment Report dated October 8, 2007, prepared by Accessology, Inc RAS #1083.
EXHIBIT “D”

OTHER NOTES

Promissory Note dated December 20, 2007 executed by Hines REIT Minneapolis Industrial LLC, a Delaware limited liability company, in favor of Beneficiary.

EXHIBIT “E”

OTHER MORTGAGES

Mortgage, Security Agreement and Fixture Filing dated December 20, 2007 by Hines REIT Minneapolis Industrial LLC, a Delaware limited liability company, to Beneficiary.